                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-6
                                 Issuing Entity

                                FINAL TERM SHEET

                              [LOGO] COUNTRYWIDE(R)

                          $1,762,200,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MARCH 29, 2006

              CWABS, INC. ASSET-BACKED CERTIFICATES, SERIES 2006-6

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2006

                               -----------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

--------------------------------------------------------------------------------
                   ORIGINAL
                  CERTIFICATE
                   PRINCIPAL        PRICE TO      UNDERWRITING     PROCEEDS TO
 CLASS            BALANCE(1)         PUBLIC         DISCOUNT       DEPOSITOR(2)
--------------------------------------------------------------------------------
 1-A-1           $ 501,329,000     100.00000%       0.05208%        99.94792%
--------------------------------------------------------------------------------
 1-A-1M          $  55,703,000     100.00000%       0.10417%        99.89583%
--------------------------------------------------------------------------------
 2-A-1           $ 370,663,000     100.00000%       0.10417%        99.89583%
--------------------------------------------------------------------------------
 2-A-2           $ 407,850,000     100.00000%       0.10417%        99.89583%
--------------------------------------------------------------------------------
 2-A-3           $ 126,055,000     100.00000%       0.41667%        99.58333%
--------------------------------------------------------------------------------
 M-1             $ 117,900,000     100.00000%       0.46833%        99.53167%
--------------------------------------------------------------------------------
 M-2             $  34,200,000     100.00000%       0.52000%        99.48000%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ORIGINAL
                  CERTIFICATE
                   PRINCIPAL        PRICE TO      UNDERWRITING     PROCEEDS TO
 CLASS            BALANCE(1)         PUBLIC         DISCOUNT       DEPOSITOR(2)
--------------------------------------------------------------------------------
 M-3             $  31,500,000     100.00000%       0.69167%        99.30833%
--------------------------------------------------------------------------------
 M-4             $  29,700,000     100.00000%       1.04167%        98.95833%
--------------------------------------------------------------------------------
 M-5             $  27,000,000     100.00000%       1.20000%        98.80000%
--------------------------------------------------------------------------------
 M-6             $  25,200,000     100.00000%       1.25000%        98.75000%
--------------------------------------------------------------------------------
 M-7             $  18,000,000     100.00000%       1.33333%        98.66667%
--------------------------------------------------------------------------------
 M-8             $  17,100,000     100.00000%       1.58333%        98.41667%
--------------------------------------------------------------------------------
 A-R             $         100        (3)             (3)              (3)
--------------------------------------------------------------------------------

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)   Before deducting expenses payable by the Depositor estimated to be approximately $1,025,000 in the aggregate.

(3)   The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-6, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

CO-TRUSTEE

The Bank of New York Trust Company, N.A.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of March 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about March 29, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount:

Any pre-funded amount will not exceed 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity, which will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y) May
12, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be

                                        1

distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the June 2006 distribution date, Countrywide Home
Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of March 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,173,283,935.

Statistical calculation information for the mortgage loans in loan group 1 and loan group 2 is set forth in a tabular format in Annex A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                                 $450,000,153

Weighted Average Mortgage Rate                                            8.200%

Range of Mortgage Rates                                        5.000% to 13.125%

Average Current Principal Balance                                       $179,212

Range of Outstanding Principal Balances                      $39,954 to $615,600

Weighted Average Original Loan-to-Value Ratio                             80.00%

Weighted Average Original Term to Maturity                            358 months

Weighted Average Credit Bureau Risk Score                                    602

Weighted Average Remaining Term to Stated Maturity                    358 months

Weighted Average Gross Margin*                                            6.633%

Weighted Average Maximum Mortgage Rate*                                  14.981%

Weighted Average Minimum Mortgage Rate*                                   8.089%

Geographic Concentrations in excess of 10%:

   California                                                             22.01%

________________
*     Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

                                        2

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                                 $723,283,782

Weighted Average Mortgage Rate                                            8.470%

Range of Mortgage Rates                                        5.125% to 13.750%

Average Current Principal Balance                                       $180,235

Range of Outstanding Principal Balances                    $24,876 to $1,030,000

Weighted Average Original Loan-to-Value Ratio                             76.57%

Weighted Average Original Term to Maturity                            359 months

Weighted Average Credit Bureau Risk Score                                    606

Weighted Average Remaining Term to Stated Maturity                    358 months

Weighted Average Gross Margin*                                            7.190%

Weighted Average Maximum Mortgage Rate*                                  15.598%

Weighted Average Minimum Mortgage Rate*                                   8.698%

Geographic Concentrations in excess of 10%:

   California                                                             24.60%

   Florida                                                                14.33%

________________
*     Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

                                        3

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue seventeen classes of certificates, fourteen of which are offered by this free writing prospectus:

                                    INITIAL
                                  CERTIFICATE                                                             INITIAL        INITIAL
                                   PRINCIPAL                                        LAST SCHEDULED        RATING       RATING (S&P)
             CLASS                BALANCE (1)                  TYPE                DISTRIBUTION DATE   (MOODY'S) (2)       (2)
-----------------------------   ---------------   ------------------------------   -----------------   -------------   ------------

OFFERED
CERTIFICATES
1-A-1........................   $   501,329,000    Super Senior/Adjustable Rate     September 2036          Aaa            AAA
1-A-1M.......................   $    55,703,000   Senior Support/Adjustable Rate    September 2036          Aaa            AAA
2-A-1........................   $   370,663,000       Senior/Adjustable Rate         February 2027          Aaa            AAA
2-A-2........................   $   407,850,000       Senior/Adjustable Rate         December 2034          Aaa            AAA
2-A-3........................   $   126,055,000       Senior/Adjustable Rate        September 2036          Aaa            AAA
M-1..........................   $   117,900,000    Subordinate/Adjustable Rate      September 2035          Aa2             AA
M-2..........................   $    34,200,000    Subordinate/Adjustable Rate        August 2036           Aa3            AA-
M-3..........................   $    31,500,000    Subordinate/Adjustable Rate         July 2036            A1              A+
M-4..........................   $    29,700,000    Subordinate/Adjustable Rate         June 2036            A2              A
M-5..........................   $    27,000,000    Subordinate/Adjustable Rate         May 2036             A3              A-
M-6..........................   $    25,200,000    Subordinate/Adjustable Rate        April 2036           Baa1            BBB+
M-7..........................   $    18,000,000    Subordinate/Adjustable Rate       February 2036         Baa2            BBB
M-8..........................   $    17,100,000    Subordinate/Adjustable Rate       December 2035         Baa3            BBB-
A-R..........................   $           100       Senior/REMIC Residual           April 2006            Aaa            AAA

NON-OFFERED
CERTIFICATES (3)
B............................   $    18,000,000    Subordinate/Adjustable Rate        August 2035           Ba1            BB+
P............................   $           100         Prepayment Charges                N/A               N/R            N/R
C............................               N/A              Residual                     N/A               N/R            N/R

_______________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
      Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

                                        4

The certificates will also have the following characteristics:

                               PASS-THROUGH RATE         PASS-THROUGH RATE
                   RELATED           BEFORE                    AFTER
                    LOAN            OPTIONAL                  OPTIONAL                                   INTEREST ACCRUAL
     CLASS          GROUP     TERMINATION DATE (1)      TERMINATION DATE (1)    DELAY/ACCRUAL PERIOD        CONVENTION
----------------   -------    --------------------      --------------------    --------------------     ----------------

OFFERED
CERTIFICATES
1-A-1...........      1        LIBOR + 0.170% (2)        LIBOR + 0.340% (2)             (3)               Actual/360 (4)
1-A-1M..........      1        LIBOR + 0.270% (2)        LIBOR + 0.540% (2)             (3)               Actual/360 (4)
2-A-1...........      2        LIBOR + 0.070% (2)        LIBOR + 0.140% (2)             (3)               Actual/360 (4)
2-A-2...........      2        LIBOR + 0.180% (2)        LIBOR + 0.360% (2)             (3)               Actual/360 (4)
2-A-3...........      2        LIBOR + 0.280% (2)        LIBOR + 0.560% (2)             (3)               Actual/360 (4)
M-1.............    1 & 2      LIBOR + 0.320% (2)        LIBOR + 0.480% (2)             (3)               Actual/360 (4)
M-2.............    1 & 2      LIBOR + 0.390% (2)        LIBOR + 0.585% (2)             (3)               Actual/360 (4)
M-3.............    1 & 2      LIBOR + 0.490% (2)        LIBOR + 0.735% (2)             (3)               Actual/360 (4)
M-4.............    1 & 2      LIBOR + 0.520% (2)        LIBOR + 0.780% (2)             (3)               Actual/360 (4)
M-5.............    1 & 2      LIBOR + 0.590% (2)        LIBOR + 0.885% (2)             (3)               Actual/360 (4)
M-6.............    1 & 2      LIBOR + 1.150% (2)        LIBOR + 1.725% (2)             (3)               Actual/360 (4)
M-7.............    1 & 2      LIBOR + 1.300% (2)        LIBOR + 1.950% (2)             (3)               Actual/360 (4)
M-8.............    1 & 2      LIBOR + 2.300% (2)        LIBOR + 3.450% (2)             (3)               Actual/360 (4)
A-R.............    1 & 2             (5)                       (5)                     N/A                    N/A
NON-OFFERED
CERTIFICATES
B...............    1 & 2      LIBOR + 3.000% (2)        LIBOR + 4.500% (2)             (3)               Actual/360 (4)
P...............    1 & 2             N/A                       N/A                     N/A                    N/A
C...............    1 & 2             N/A                       N/A                     N/A                    N/A

______________
(1)   If on any distribution date, the pass-through rate for a class of interest-bearing certificates is based on the applicable interest rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "Description of the Certificates -- Overcollateralization Provisions" and from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract to the extent available for that purpose as described in this free writing prospectus under "Description of the Certificates -- The
      Swap Contract."

(2)   The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
      Certificates -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
      Calculation of One-Month LIBOR."

(3)   The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(4)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(5)   The Class A-R Certificates will not accrue any interest.

                                        5

DESIGNATIONS

   DESIGNATION                CLASS OF CERTIFICATES
-----------------     ----------------------------------------
Class A               Class 1-A and Class 2-A Certificates.
  Certificates:

Class 1-A             Class 1-A-1 and Class 1-A-1M
  Certificates:       Certificates.

Class 2-A             Class 2-A-1, Class 2-A-2 and Class 2-A-3
  Certificates:       Certificates.

Senior                Class A and Class A-R Certificates.
  Certificates:

Class M               Class M-1, Class M-2, Class M-3,
  Certificates:       Class M-4, Class M-5, Class M-6,
                      Class M-7 and Class M-8 Certificates.

Subordinate           Class M and Class B Certificates.
  Certificates:

Adjustable Rate       Class A Certificates and Subordinate
  Certificates or     Certificates.
  Swap
  Certificates:

Offered               Senior Certificates and Class M
  Certificates:       Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1,000 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o   the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o   any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

                                        6

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after the fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o   scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o   interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o   interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o   the amount, if any, of the seller interest shortfall payment paid by
    Countrywide Home Loans, Inc. on any distribution date on or prior to the
    June 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o   scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o   prepayments collected in the applicable period;

o   the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o   the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o   excess interest (to the extent available) to maintain the targeted overcollateralization level.

o   the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o   the master servicing fee and additional servicing compensation due to the master servicer;

o   the portion of the trustee fee due to the trustee;

o   amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o   all prepayment charges (which are distributable only to the Class P
    Certificates);

o   all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

o   the premium for the mortgage insurance on the related covered mortgage loans; and

o   any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

                                        7

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o   from the interest funds from loan group 1 and loan group 2 pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o   from loan group 1 interest funds, concurrently, to each class of Class 1-A
    Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o   from loan group 2 interest funds, concurrently, to each class of Class 2-A
    Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o   from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o   from any remaining loan group 1 and loan group 2 interest funds, sequentially, in order of their distribution priorities, to each class of subordinate certificates, current interest for each class; and

o   from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificate are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o   the date on which the aggregate certificate principal balance of the Class A
    Certificates is reduced to zero; and

o   the later of:

    o   the April 2009 distribution date; and

    o   the date on which the level of subordination for the Class A
        Certificates is 37.60% of the aggregate stated principal balance of the mortgage loans.

                                        8

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o   concurrently,

    (1) from the loan group 1 principal distribution amount, in the following order of priority:

        (i)   to the classes of Class 1-A Certificates, in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

        (ii)  to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
              described in clause (2)(i) below), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero;

    (2) from the loan group 2 principal distribution amount in the following order of priority:

        (i)   to the classes of Class 2-A Certificates, in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

        (ii)  to the classes of Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as
              described in clause (1)(i) above), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

o   from the remaining principal distribution amount from both loan groups, sequentially,

    (1) sequentially, in the order of their distribution priorities, to each class of subordinate certificates, until the certificate principal balances thereof are reduced to zero; and

    (2) as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o   concurrently,

    (1) from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order of priority:

        (i)   to the classes of Class 1-A Certificates, in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

        (ii)  to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
              described in clause (2)(i) below), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

    (2) from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order of priority:

        (i)   to the classes of Class 2-A Certificates, in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

        (ii)  to the classes of Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as
              described in clause (1)(i) above), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

o   from the remaining principal distribution amount from both loan groups, sequentially,

    (1) sequentially, to the Class M-1 and Class M-2 Certificates, in that order, the combined Class M-1 and M-2 principal distribution amount, until the certificate principal balances thereof are reduced to zero;

    (2) sequentially, to the Class M-3, Class M-4, Class M-5, Class M-6, Class
        M-7, Class M-

                                        9

        8 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

    (3) as part of the excess cashflow.

Class 1-A Certificates:

For each distribution date, amounts to be distributed to the Class 1-A
Certificates in respect of principal will be distributed concurrently to the
Class 1-A-1 and Class 1-A-1M Certificates, pro rata on the basis of their respective certificate principal balances, until the certificate principal balances thereof are reduced to zero.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed sequentially, to the
Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until the certificate principal balances thereof are reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o   to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o   concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements, except that any amounts otherwise allocable to the Class 1-A-1 and Class 1-A-1M Certificates will be allocated sequentially to the Class
    1-A-1 and Class 1-A-1M Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

o   sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second to pay any unpaid realized loss amount for that class;

o   to each class of Class A and subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover;

o   to the carryover reserve fund, the required carryover reserve fund deposit;

o   to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o   to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 2.05% of the statistical calculation mortgage loans (in each case with loan-to-value ratios at origination greater than 95%) are covered by the mortgage insurance policy as described in this free writing prospectus. The mortgage insurance policy insures a portion of the loss on the mortgage loans covered by the policy, subject to the terms and conditions set forth in the mortgage insurance policy.

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate

                                       10

principal balance of the interest-bearing certificates by approximately
$19,800,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by an individual lender paid mortgage insurance policy or the mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as
"excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the
Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.180% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the

                                       11

lesser of (a) the swap contract notional balance for that distribution date and
(b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

                                       12

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class A Certificates and the Class M-1 and Class M-2 Certificates will be
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan will be required to make certain representations.

                                       13

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the
Master Servicer. Countrywide Home Loans will remit the purchase price to the
Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage
Loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans

                                       14

will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-6 (the
"CERTIFICATES") will consist of: Class 1-A-1, Class 1-A-1M, Class 2-A-1, Class
2-A-2, Class 2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class M-7, Class M-8, Class B, Class A-R, Class P and Class C Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

         DESIGNATION                          CLASS OF CERTIFICATES
------------------------------    ----------------------------------------------
CLASS A CERTIFICATES:             Class 1-A and Class 2-A Certificates

CLASS 1-A CERTIFICATES:           Class 1-A-1 and Class 1-A-1M Certificates

CLASS 2-A CERTIFICATES:           Class 2-A-1, Class 2-A-2 and
                                  Class 2-A-3 Certificates

SENIOR CERTIFICATES:              Class A and Class A-R Certificates

CLASS M CERTIFICATES:             Class M-1, Class M-2, Class M-3, Class M-4,
                                  Class M-5, Class M-6, Class M-7 and
                                  Class M-8 Certificates

SUBORDINATE CERTIFICATES:         Class M and Class B Certificates

ADJUSTABLE RATE CERTIFICATES
 OR SWAP CERTIFICATES:            Class A and Subordinate Certificates

OFFERED CERTIFICATES:             Senior Certificates and Class M Certificates

The Certificates are generally referred to as the following types:

                CLASS                                     TYPE
--------------------------------------   ---------------------------------------
Class 1-A-1 Certificates:                Super Senior/Adjustable Rate

Class 1-A-1M Certificates:               Senior Support/Adjustable Rate

Class 2-A Certificates:                  Senior/Adjustable Rate

Subordinate Certificates:                Subordinate/Adjustable Rate

Class A-R Certificates:                  Senior/REMIC Residual

Class P Certificates:                    Prepayment Charges

Class C Certificates:                    Residual

                                       15

      Generally:

      o   distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 1;

      o   distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 2;

      o   distributions of principal and interest on the Subordinate
          Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

      o   distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in
          Loan Group 1 and Loan Group 2; and

      o   distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
          Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

                                       16

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

            (1)   a Saturday or Sunday or

            (2)   a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

            (1)   all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

            (2)   the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes, except that any amounts distributed in respect of Applied Realized Loss Amounts with respect to the Class 1-A-1 and Class 1-A-1M Certificates will be allocated sequentially to the Class 1-A-1 and Class 1-A-1M Certificates, in that order, in an amount equal to the Unpaid Realized Loss Amount for each such class.

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in April
2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

                                       17

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy including the Mortgage Insurance Policy received prior to or in connection with a Final
Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the
Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Adjustable Rate Certificates, the Business
      Day immediately preceding the Distribution Date, unless the Adjustable
      Rate Certificates are no longer book-entry certificates, in which case the
      Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2)   in the case of the Class A-R Certificates, the last Business
      Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

      "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a
Covered Mortgage Loan, the Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by an individual lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial
Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.575% per annum.

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

                                       18

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, plus (2) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan
Group, less (3) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, less (4) the Mortgage Insurance Premium for the Covered
Loans in that Loan Group for such Distribution Date.

      "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                  (2)   all interest on prepayments, other than Prepayment
                        Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   the allocable portion of any Seller Shortfall Interest
            Requirement, less

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "MORTGAGE INSURANCE PREMIUM RATE" means a per annum rate with respect to each Covered Mortgage Loan to be agreed upon by Countrywide Home Loans and the
Mortgage Insurer. The weighted average Mortgage Insurance Premium Rate for the
Initial Mortgage Loans that are Covered Mortgage Loans is expected to equal approximately 3.21% per annum as of the Initial Cut-off Date.

      "NET RATE CAP" for each Distribution Date means:

      (i) with respect to each class of Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 1 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the

                                       19

Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

      (ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 2 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due
Period, and

      (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates
(weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan
Group and the amount on deposit in the Pre-Funding Account in respect of that
Loan Group) over the outstanding aggregate Certificate Principal Balance of the
Class 1-A and Class 2-A Certificates, respectively.

      "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
      Rate Cap, over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

                                       20

      "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                            (1)          (2)
                                                         ----------  -----------
    Class 1-A-1.......................................     0.170%      0.340%
    Class 1-A-1M......................................     0.270%      0.540%
    Class 2-A-1.......................................     0.070%      0.140%
    Class 2-A-2.......................................     0.180%      0.360%
    Class 2-A-3.......................................     0.280%      0.560%
    Class M-1.........................................     0.320%      0.480%
    Class M-2.........................................     0.390%      0.585%
    Class M-3.........................................     0.490%      0.735%
    Class M-4.........................................     0.520%      0.780%
    Class M-5.........................................     0.590%      0.885%
    Class M-6.........................................     1.150%      1.725%
    Class M-7.........................................     1.300%      1.950%
    Class M-8.........................................     2.300%      3.450%
    Class B...........................................     3.000%      4.500%

____________
(1)   For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)   For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "-- Calculation of One-Month LIBOR") plus the
      Pass-Through Margin for the class and Accrual Period, and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of April 2006, May 2006 and June 2006 means the sum of:

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent
      Mortgage Loans, if any) (weighted on the basis of the Stated Principal
      Balances thereof for the Distribution Date) and the denominator of which is 12; and

            (b)   the lesser of:

                  (i)   the product of (1) the amount on deposit in the
            Pre-Funding Account at the beginning of the related Due Period, and
            (2) a fraction, the numerator of which is the weighted average Net
            Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage
            Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal
            Balances thereof for the Distribution Date) and the denominator of which is 12; and

                  (ii)  the excess of (x) the sum of the amount of Current
            Interest and Interest Carry Forward Amount due and payable on the
            Adjustable Rate Certificates for the Distribution Date over (y) the sum of (1) Interest Funds (less any portion of Interest Funds allocated to the swap trust to cover any Net Swap Payment due to the
            Swap Counterparty with respect to such

                                       21

            Distribution Date) available to pay the amounts specified in clause
            (b)(ii)(x) of this definition (after giving effect to the addition of any amounts in clause (a) of this definition of Seller Shortfall
            Interest Requirement to Interest Funds for the Distribution Date)
            and (2) any Net Swap Payment received by the Swap Contract
            Administrator from the Swap Counterparty for the Distribution Date and allocated to the swap trust to pay Current Interest and Interest
            Carry Forward Amounts on the Adjustable Rate Certificates for the
            Distribution Date.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Principal Remittance Amount for Loan
Group 1 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

      "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Principal Remittance Amount for Loan
Group 2 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

      "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 62.40% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (ii) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor.

      "COMBINED CLASS M-1 AND M-2 PRINCIPAL DISTRIBUTION AMOUNT" for each
Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
      A Certificates (after taking into account distribution of the Class 1-A
      Principal Distribution Amount and Class 2-A Principal Distribution Amount
      for the Distribution Date), and

                  (b)   the aggregate Certificate Principal Balance of the Class
      M-1 and Class M-2 Certificates immediately prior to the Distribution Date over

            (2)   the lesser of (a) 79.30% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (b) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor;

provided, however, that if the Class M-1 and Class M-2 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution
Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal
Balances thereof are reduced to zero.

      "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x)
the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off
Date for each Mortgage Loan to (and including) the last day of the related Due
Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y)

                                       22

the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount, as set forth below:

Distribution Date                     Percentage
-----------------                     ----------

April 2008 -- March 2009............. 1.40% with respect to April 2008, plus an additional 1/12th of 1.75% for each month
                                      thereafter through March 2009

April 2009 -- March 2010............. 3.15% with respect to April 2009, plus an additional 1/12th of 1.85% for each month
                                      thereafter through March 2010

April 2010 -- March 2011............. 5.00% with respect to April 2010, plus an additional 1/12th of 1.50% for each month
                                      thereafter through March 2011

April 2011 -- March 2012............. 6.50% with respect to April 2011, plus an additional 1/12th of 0.25% for each month
                                      thereafter through March 2012

April 2012 and thereafter............ 6.75%

      A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                     Class                Percentage
            ----------------------     ---------------

            A.....................          43.00%
            M-1...................          65.75%
            M-2...................          78.00%
            M-3...................          94.00%
            M-4...................         116.25%
            M-5...................         148.25%
            M-6...................         199.50%
            M-7...................         265.00%
            M-8...................         384.75%
            B.....................         734.75%

      "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that
Distribution Date.

      "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

                                       23

      "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                Initial Target       Stepdown Target
                                Subordination         Subordination
                                  Percentage           Percentage
                                --------------      ----------------
  Class M-1................        12.25%                24.50%
  Class M-2................        10.35%                20.70%
  Class M-3................         8.60%                17.20%
  Class M-4................         6.95%                13.90%
  Class M-5................         5.45%                10.90%
  Class M-6................         4.05%                 8.10%
  Class M-7................         3.05%                 6.10%
  Class M-8................         2.10%                 4.20%
  Class B..................         1.10%                 2.20%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by those
Subordinate Certificates and the related overcollateralization amount. The
Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

      "OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate
Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

      "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 1.10% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 2.20% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

                                       24

      "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b)   (i) before the Certificate Principal Balances of the
            Class A Certificates have been reduced to zero, the sum of the
            Certificate Principal Balances of the Class A Certificates, or (ii)
            after the Certificate Principal Balances of the Class A Certificates
            have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans for the preceding Distribution Date.

      "STEPDOWN DATE" is the earlier to occur of:

            (a)   the Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates is reduced to zero, and

            (b)   the later to occur of (x) the Distribution Date in April 2009 and (y) the first Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.40% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Loan Group and any
Distribution Date means the sum of:

            (1)   the Principal Remittance Amount for that Loan Group for the
      Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
      Date,

            (2)   the Extra Principal Distribution Amount for that Loan Group for the Distribution Date, and

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom) allocable to that Loan Group.

            minus

            (4)   (a) the Group 1 Overcollateralization Reduction Amount for the
      Distribution Date, in the case of Loan Group 1 and (b) the Group 2
      Overcollateralization Reduction Amount for the Distribution Date, in the
      case of Loan Group 2.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                                       25

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a substitution of a
            Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

      "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates (other than the Class M-1 and Class M-2 Certificates)
and Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
            A Certificates (after taking into account distribution of the Class
            1-A Principal Distribution Amount and Class 2-A Principal
            Distribution Amount for the Distribution Date),

                  (b)   the aggregate Certificate Principal Balance of the Class
            M-1 and Class M-2 Certificates (after taking into account
            distribution of the Combined Class M-1 and M-2 Principal
            Distribution Amount for the Distribution Date),

                  (c)   the aggregate Certificate Principal Balance of any
            classes of Subordinate Certificates (other than the Class M-1 and
            Class M-2 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate
            Class Principal Distribution Amount(s) for the senior class(es) of
            Certificates for the Distribution Date), and

                  (d)   the Certificate Principal Balance of the subject class
            of Subordinate Certificates immediately prior to the Distribution
            Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the

                                       26

      Mortgage Loans for the Distribution Date and (b) the aggregate Stated
      Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

      "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3)   all Insurance Proceeds (including proceeds from the Mortgage
      Insurance Policy), Liquidation Proceeds and Subsequent Recoveries,

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

                                       27

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of
April 2006, May 2006 and June 2006, Countrywide Home Loans will remit to the
Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
      Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related
      Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent
      Recoveries with respect thereto) with respect to which the Advance was made,

            (3)   to reimburse the Master Servicer and the Trustee for any
      Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent
      Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts

                                       28

      received thereon and not taken into account in determining the related
      Purchase Price of the purchased Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account Deposit
      Date, to reimburse the applicable Seller, the Master Servicer, the NIM
      Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3)   to pay the Co-Trustee (for payment to the Mortgage Insurer), the applicable Mortgage Insurance Premium,

            (4)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

                                       29

            (5)   to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and
      (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
      under "--Withdrawals from the Certificate Account",

            (6)   to reimburse the Trustee for any nonrecoverable Advance
      previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
      "--Withdrawals from the Certificate Account", and

            (7)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

      o   the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
          Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and in the Credit
Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage
Interests. Any losses incurred in the Carryover Reserve Fund or the Credit
Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit
Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of

                                       30

any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

      Swap Account.  Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and
Loan Group 2 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       31

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                  AMOUNT                  GENERAL PURPOSE             SOURCE (2)                 FREQUENCY
--------------------------  ---------------------------------    ----------------  -------------------------------    --------------

FEES

Master Servicing Fee /      One-twelfth of the Servicing Fee     Compensation      Collections with respect to              Monthly
Master Servicer             Rate multiplied by the Stated                          each Mortgage Loan and any
                            Principal Balance of each                              Liquidation Proceeds or
                            Mortgage Loan (3)                                      Subsequent Recoveries

Additional Servicing        o  Prepayment Interest Excess (4)    Compensation      Interest collections with           Time to time
Compensation / Master                                                              respect to each Mortgage Loan
Servicer
                            o  All late payment fees,            Compensation      Payments made by obligors           Time to time
                               assumption fees and other                           with respect to the Mortgage
                               similar charges (excluding                          Loans
                               prepayment charges)

                            o  All investment income             Compensation      Investment income related to             Monthly
                               earned on amounts on deposit                        the Certificate Account and
                               in the Certificate Account and                      Distribution Account
                               Distribution Account.

                            o  Excess Proceeds (5)               Compensation      Liquidation Proceeds and            Time to time
                                                                                   Subsequent Recoveries with
                                                                                   respect to each Mortgage Loan
Trustee Fee (the "TRUSTEE   One-twelfth of the Trustee Fee       Compensation      Interest Remittance Amount               Monthly
FEE") / Trustee             Rate multiplied by the sum of
                            (i) the aggregate Stated
                            Principal Balance of the
                            outstanding Mortgage Loans and
                            (ii) any amounts remaining in
                            the Pre-Funding Account
                            (excluding any investment
                            earnings thereon) (6)

Expenses

Mortgage Insurance          With respect to each Covered         Expense           Interest collections on the              Monthly
Premium / Mortgage Insurer  Mortgage Loan, one-twelfth of                          related Mortgage Loan(s)
                            Mortgage Insurance Premium Rate
                            for that Mortgage Loan
                            multiplied by the Stated
                            Principal Balance of that
                            Mortgage Loan (7)

Insurance premiums /        Insurance premium(s) for             Expense           Interest collections on the              Monthly
Mortgage Insurance          Mortgage Loan(s) covered by                            related Mortgage Loan(s)
Providers                   lender-paid mortgage insurance
                            policies (other than the
                            Mortgage Insurance Policy)

                                       32

   TYPE / RECIPIENT (1)                  AMOUNT                  GENERAL PURPOSE             SOURCE (2)                 FREQUENCY
--------------------------  ---------------------------------    ----------------  -------------------------------    --------------

Insurance expenses /        Expenses incurred by the Master      Reimbursement     To the extent the expenses          Time to time
Master Servicer             Servicer                             of Expenses       are covered by an insurance
                                                                                   policy with respect to the
                                                                                   Mortgage Loan

Servicing Advances /        To the extent of funds               Reimbursement     With respect to each Mortgage       Time to time
Master Servicer             available, the amount of any         of Expenses       Loan, late recoveries of the
                            Servicing Advances.                                    payments of the costs and
                                                                                   expenses, Liquidation
                                                                                   Proceeds, Subsequent
                                                                                   Recoveries, purchase proceeds
                                                                                   or repurchase proceeds for
                                                                                   that Mortgage Loan (8)

Indemnification expenses    Amounts for which the Sellers,       Indemnification   Amounts on deposit on the                Monthly
/ the Sellers, the Master   the Master Servicer, the NIM                           Certificate Account on any
Servicer, the NIM Insurer   Insurer and Depositor are                              Distribution Account Deposit
and the Depositor           entitled to indemnification (9)                        Date, following the transfer
                                                                                   to the Distribution Account

____________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans -
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans."

(4)   Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans - Servicing Compensation
      and Payment of Expenses."

(5)   Excess Proceeds is described above in this free writing prospectus under
      "- Glossary of Terms - General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   The weighted average Mortgage Insurance Premium Rate for the Initial
      Mortgage Loans that are Covered Mortgage Loans is expected to equal approximately 3.21% per annum as of the Initial Cut-off Date.

(8)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(9)   Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

                                       33

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of
Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

            (1)   from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
      payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   concurrently:

                  (a)    from the Interest Funds for Loan Group 1, concurrently
            to each class of Class 1-A Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

                                       34

                  (b)    from the Interest Funds for Loan Group 2, concurrently
            to each class of Class 2-A Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

            (3)   from the remaining Interest Funds for both Loan Groups,
      concurrently to each class of Class A Certificates, any remaining Current
      Interest and Interest Carry Forward Amount not paid pursuant to clauses
      (2)(a) and (2)(b) above, pro rata based on the Certificate Principal
      Balances thereof, to the extent needed to pay any Current Interest and
      Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest
      Carry Forward Amount based on the Certificate Principal Balances of the
      Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and
      Interest Carry Forward Amount (after the distribution based on Certificate
      Principal Balances), pro rata based on the amount of such remaining unpaid
      Current Interest and Interest Carry Forward Amount,

            (4)   from the remaining Interest Funds for both Loan Groups,
      sequentially:

                  (a)    sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
            Certificates, in that order, the Current Interest for that class,
            and

                  (b)    any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

      Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

      On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

      On each Distribution Date, the Principal Distribution Amount for each of
Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                  (A)    concurrently:

                         (i)   from the Principal Distribution Amount for Loan
                  Group 1, sequentially:

                               (a)   to the classes of Class 1-A Certificates,
                         in the amounts and order of priority set forth in
                         clause (3) below, until the Certificate Principal
                         Balances thereof are reduced to zero, and

                                       35

                               (b)   to the classes of Class 2-A Certificates
                         (after the distribution of the Principal Distribution
                         Amount from Loan Group 2 as provided in clause
                         (1)(A)(ii)(a) below), in the amounts and order of
                         priority set forth in clause (4) below, until the
                         Certificate Principal Balances thereof are reduced to
                         zero,

                         (ii)  from the Principal Distribution Amount for
                  Loan Group 2, sequentially:

                               (a)   to the classes of Class 2-A Certificates,
                         in the amounts and order of priority set forth in
                         clause (4) below, until the Certificate Principal
                         Balances thereof are reduced to zero, and

                               (b)   to the classes of Class 1-A Certificates
                         (after the distribution of the Principal Distribution
                         Amount from Loan Group 1 as provided in clause
                         (1)(A)(i)(a) above), in the amounts and order of
                         priority set forth in clause (3) below, until the
                         Certificate Principal Balances thereof are reduced to
                         zero,

                  (B)    from the remaining Principal Distribution Amounts for
            both Loan Groups, sequentially:

                         (i)  sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and
                  Class B Certificates, in that order, in each case until the
                  Certificate Principal Balance thereof is reduced to zero, and

                         (ii)  any remainder as part of the Excess Cashflow to
                  be allocated as described under "--Overcollateralization
                  Provisions" below.

            (2)   For each Distribution Date on or after the Stepdown Date
      and so long as a Trigger Event is not in effect, sequentially:

                  (A)    concurrently:

                         (i)   from the Principal Distribution Amount for Loan
                  Group 1, in an amount up to the Class 1-A Principal
                  Distribution Amount, sequentially:

                               (a)   to the classes of Class 1-A Certificates,
                         in the amounts and order of priority set forth in
                         clause (3) below, until the Certificate Principal
                         Balances thereof are reduced to zero, and

                               (b)   to the classes of Class 2-A Certificates
                         (after the distribution of the Principal Distribution
                         Amount from Loan Group 2 as provided in clause
                         (2)(A)(ii)(a) below), in the amounts and order of
                         priority set forth in clause (4) below, until the
                         Certificate Principal Balances thereof are reduced to
                         zero,

                         (ii)  from the Principal Distribution Amount for Loan
                  Group 2, in an amount up to the Class 2-A Principal
                  Distribution Amount, sequentially:

                               (a)   to the classes of Class 2-A
                         Certificates, in the amounts and order of priority set
                         forth in clause (4) below, until the Certificate
                         Principal Balances thereof are reduced to zero, and

                               (b)   to the classes of Class 1-A Certificates
                         (after the distribution of the Principal Distribution
                         Amount from Loan Group 1 as provided in clause
                         (2)(A)(i)(a) above), in the amounts and order of
                         priority set forth in clause (3) below, until the
                         Certificate Principal Balances thereof are reduced to
                         zero,

                                       36

                  (B)    from the remaining Principal Distribution Amounts for
            Loan Group 1 and Loan Group 2, sequentially:

                         (i)   sequentially, to the Class M-1 and Class M-2
                  Certificates, in that order, the Combined Class M-1 and M-2
                  Principal Distribution Amount, until the Certificate Principal
                  Balances thereof are reduced to zero;

                         (ii)  sequentially, to the Class M-3, Class M-4, Class
                  M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates,
                  in that order, the Subordinate Class Principal Distribution
                  Amount for that class, in each case until the Certificate
                  Principal Balance thereof is reduced to zero, and

                         (iii) any remainder as part of the Excess Cashflow to
                  be allocated as described under "--Overcollateralization
                  Provisions" below.

            (3)    On each Distribution Date on which any principal amounts
      are to be distributed to the Class 1-A Certificates, those amounts will be distributed concurrently to the Class 1-A-1 and Class 1-A-1M Certificates,
      pro rata based on their respective Certificate Principal Balances, until the Certificate Principal Balances thereof are reduced to zero.

            (4)   On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
      Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior
Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $19,800,000, which is approximately 1.10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

      The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining

                                       37

excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized
Loss Amounts in the amount and the priority described below.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (4)(b) in "--Distributions --
Distributions of Interest" and clause (1)(B)(ii) or (2)(B)(iii), as applicable, in "-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

      1.    to the holders of the class or classes of Adjustable Rate
            Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal
            Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under "--Distributions--Distributions of Principal"
            above;

      2.    concurrently, to the holders of each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss
            Amount for the class, except that any amounts otherwise allocable to the Class 1-A-1 and Class 1-A-1M Certificates will be allocated sequentially to the Class 1-A-1 and Class 1-A-1M Certificates, in
            that order, in an amount equal to the Unpaid Realized Loss Amount for each such class;

      3.    sequentially, to the holders of the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
            Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

      4.    to each class of Adjustable Rate Certificates, pro rata based on the
            Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
            Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover
            (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

      5.    to the Carryover Reserve Fund, in an amount equal to the Required
            Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

      6.    to the Swap Account, in an amount equal to any Swap Termination
            Payment due to the Swap Counterparty as a result of a Swap
            Counterparty Trigger Event; and

      7.    to fund distributions to the holders of the Class C and Class A-R
            Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

      Countrywide Home Loans has entered into an interest rate swap transaction with Barclays Bank PLC (the "SWAP COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home Loans and the Swap

                                       38

Counterparty (the "SWAP CONTRACT"). In addition, on the Closing Date,
Countrywide Home Loans and the Swap Counterparty will execute an ISDA Master
Agreement. The Swap Contract is subject to certain ISDA definitions. On the
Closing Date, Countrywide Home Loans will assign its rights under the Swap
Contract to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the
Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP
CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract
Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home
Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

      (i)   a fixed rate of 5.180% per annum,

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

      (i)   One-Month LIBOR (as determined by the Swap Counterparty),

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for
Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal
Remittance Amounts, any additional amounts necessary to make such Net Swap
Payment and/or Swap Termination Payment due to the Swap Counterparty) and
deposit the amount of such Net Swap Payment or Swap Termination Payment in the
Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount

                                       39

of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2
and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution
Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

      In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow as described under " -- Overcollateralization Provisions --Excess
Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Swap Termination Payment (other than a Swap Termination
      Payment due to a Swap Counterparty Trigger Event) payable to the Swap
      Counterparty with respect to such Distribution Date;

            (3)   concurrently to the holders of each class of Class A
      Certificates, any remaining Current Interest and Interest Carry Forward
      Amount, pro rata based on their respective entitlements;

                                       40

            (4)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
      B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the
      class;

            (5)   to the holders of the class or classes of Adjustable Rate
      Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization
      Deficiency Amount remaining unpaid following the distribution of Excess
      Cashflow and Credit Comeback Excess Cashflow as described above under " --
      Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions -- Excess
      Cashflow" above;

            (6)   to the holders of each class of Adjustable Rate
      Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net
      Rate Carryover;

            (7)   concurrently, to the holders of each class of Class A
      Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid
      Realized Loss Amount for the class, except that any amounts otherwise allocable to the Class 1-A-1 and Class 1-A-1M Certificates will be allocated sequentially to the Class 1-A-1 and Class 1-A-1M Certificates,
      in that order, in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (8)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
      B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

            (9)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, only to the extent necessary to cover any Swap Termination
      Payment due to a Swap Counterparty Trigger Event payable to the Swap
      Counterparty with respect to such Distribution Date.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

             MONTH OF               SWAP CONTRACT
           DISTRIBUTION                NOTIONAL
               DATE                  BALANCE ($)
    ----------------------------   ---------------

    April 2006...................   1,055,700,000
    May 2006.....................   1,061,329,970
    June 2006....................   1,065,481,892
    July 2006....................   1,068,114,679
    August 2006..................   1,069,192,473
    September 2006...............   1,068,685,008
    October 2006.................   1,066,567,944
    November 2006................   1,063,268,489
    December 2006................   1,058,342,919
    January 2007.................   1,051,786,583
    February 2007................   1,043,601,790
    March 2007...................   1,033,944,954
    April 2007...................   1,023,379,955
    May 2007.....................   1,011,137,608
    June 2007....................     997,334,440
    July 2007....................     982,009,782
    August 2007..................     965,210,342
    September 2007...............     946,990,056
    October 2007.................     927,410,031
    November 2007................     906,587,574
    December 2007................     895,537,093
    January 2008.................     884,318,126
    February 2008................     872,960,579
    March 2008...................     861,492,689
    April 2008...................     849,941,082
    May 2008.....................     819,933,255
    June 2008....................     791,037,107
    July 2008....................     763,235,805
    August 2008..................     736,510,911
    September 2008...............     710,842,663
    October 2008                      686,210,224
    November 2008................     674,865,569
    December 2008................     663,644,904
    January 2009.................     652,562,524
    February 2009................     641,631,789
    March 2009...................     630,865,194
    April 2009...................     619,538,840
    May 2009.....................     608,148,954
    June 2009....................     596,967,130
    July 2009....................     586,001,463
    August 2009..................     575,259,437
    September 2009...............     564,747,954
    October 2009.................     554,934,721
    November 2009................     544,939,652
    December 2009................     535,158,496
    January 2010.................     525,597,874
    February 2010................     516,263,929
    March 2010...................     507,162,341
    April 2010...................     498,283,281
    May 2010.....................     488,827,715
    June 2010....................     479,595,702
    July 2010....................     470,591,123

                                       41

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o     failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

      o     a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

      o     illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable)
            to perform its obligations under the Swap Contract or guaranty, as applicable),

      o     a tax event (which generally relates to either party to the Swap
            Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

      o     a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

      o     an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below "A-1" by S&P or (ii) if the
Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A+"
by S&P (such event, a "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap
Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

                                       42

      "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

      It will also be a termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A)
the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A2" by Moody's
(including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least "P-1" by
Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above.

      The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

      Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      Barclays Bank PLC is a public limited company registered in England and
Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14
5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank
Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on
1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays
Bank PLC".

      Barclays Bank PLC and its subsidiary undertakings (taken together, the
"Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays
Bank PLC is beneficially owned by Barclays

                                       43

PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

      The short-term unsecured obligations of Barclays Bank PLC are rated "A-1+"
by S&P, "P-1" by Moody's and "F1+" by Fitch Ratings and the long-term obligations of Barclays Bank PLC are rated "AA" by S&P, "Aa1" by Moody's and
"AA+" by Fitch Ratings.

      The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract
Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

      The Swap Contract, the Swap Contract Assignment Agreement and the Swap
Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3)   which are not controlling, controlled by, or under common
                  control with, the Depositor, Countrywide Servicing or any
                  successor Master Servicer.

                                       44

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve
Fund following all other deposits to, and withdrawals from, the Carryover
Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE FUND
DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

      The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4,
Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero.
After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the aggregate Certificate Principal Balance of the
Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the
Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balances of the Class 1-A-1M and Class 1-A-1
Certificates, sequentially, in that order, until the Certificate Principal
Balances of such classes have been reduced to zero, and (ii) if the aggregate
Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the
amount of such excess will be applied to reduce the Certificate Principal
Balance of each class of Class 2-A Certificates, pro rata, until the Certificate
Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT."

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so

                                       45

reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance
of the class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       46

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

      The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan
Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each Weighted Average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau
Risk Score is unknown.

                                                       GROUP 1 MORTGAGE LOANS

                                       MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
MORTGAGE LOAN PROGRAM          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

30-Year 6-month LIBOR.....        25     $     5,457,551       1.21%     $ 218,302      7.846%      359.91        580        83.1%
2/28 6-month LIBOR........     1,141         195,794,871      43.51        171,599      8.312       359.62        577        81.7
2/28 6-month LIBOR -
  24-month Interest Only..       289          65,100,277      14.47        225,260      7.885       359.55        668        80.1
2/28 6-month LIBOR -
  60-month Interest Only..       144          34,163,864       7.59        237,249      7.634       359.24        667        80.8
3/27 6-month LIBOR........        56           8,392,781       1.87        149,871      8.153       359.13        574        78.7
3/27 6-month LIBOR -
  36-month Interest Only..        18           4,121,879       0.92        228,993      7.597       359.16        676        78.3
3/27 6-month LIBOR -
  60-month Interest Only..        11           2,141,719       0.48        194,702      7.810       358.87        671        81.6
15-Year Fixed.............        28           3,108,935       0.69        111,033      8.400       179.43        577        76.0
15-Year Fixed - Credit
  Comeback................        13           1,291,608       0.29         99,354      8.882       179.64        585        74.1
20-Year Fixed.............         2              89,463       0.02         44,732      8.853       239.00        580        69.5
30-Year Fixed.............       673         112,279,927      24.95        166,835      8.306       359.69        590        77.3
30-Year Fixed - Credit
  Comeback................       110          17,872,362       3.97        162,476      8.748       359.87        583        77.6
30/15-Year Fixed Balloon..         1             184,916       0.04        184,916      9.850       179.00        522        68.9
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                  ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
ORIGINAL TERM (MONTHS)         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

ARM 360...................     1,684     $   315,172,943      70.04%     $ 187,157       8.125%     359.54        608        81.2%
Fixed 180.................        42           4,585,459       1.02        109,178       8.594      179.47        577        75.2
Fixed 240.................         2              89,463       0.02         44,732       8.853      239.00        580        69.5
Fixed 360.................       783         130,152,289      28.92        166,223       8.366      359.71        589        77.4
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                       A-1

                                  MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF MORTGAGE LOAN        MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
PRINCIPAL BALANCES             LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

$25,000.01 - $50,000.00...         8     $       359,978       0.08%     $  44,997      9.526%      306.97        588        77.8%
$50,000.01 - $75,000.00...       129           8,446,014       1.88         65,473      9.387       344.30        588        84.0
$75,000.01 - $100,000.00..       338          30,022,538       6.67         88,824      8.794       352.22        591        81.9
$100,000.01 - $150,000.00.       672          83,215,172      18.49        123,832      8.451       357.61        592        82.0
$150,000.01 - $200,000.00.       521          90,587,691      20.13        173,873      8.298       357.20        594        79.3
$200,000.01 - $250,000.00.       331          74,550,688      16.57        225,229      8.069       359.03        604        78.6
$250,000.01 - $300,000.00.       221          60,308,124      13.40        272,887      7.967       358.86        610        79.4
$300,000.01 - $350,000.00.       157          50,754,704      11.28        323,278      7.822       359.64        614        79.1
$350,000.01 - $400,000.00.       107          39,971,664       8.88        373,567      7.909       359.52        616        80.2
$400,000.01 - $450,000.00.        20           8,297,981       1.84        414,899      7.924       359.50        623        78.2
$450,000.01 - $500,000.00.         5           2,345,000       0.52        469,000      7.852       360.00        612        75.7
$500,000.01 - $550,000.00.         1             525,000       0.12        525,000      7.500       360.00        630        84.0
$600,000.01 - $650,000.00.         1             615,600       0.14        615,600      8.300       360.00        576        80.0
                             ----------  ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                       A-2

                           STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
STATE                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Alabama...................        38     $     4,094,543       0.91%     $ 107,751      8.891%      355.84        586        84.9%
Alaska....................        10           2,166,809       0.48        216,681      8.783       359.85        591        83.6
Arizona...................       121          21,677,121       4.82        179,150      8.191       359.50        598        80.5
Arkansas..................        12           1,471,906       0.33        122,659      9.349       324.73        605        87.4
California................       365          99,041,887      22.01        271,348      7.816       359.27        623        76.2
Colorado..................        41           7,335,672       1.63        178,919      7.952       353.19        622        82.9
Connecticut...............        39           7,367,896       1.64        188,920      7.999       359.54        594        79.7
Delaware..................         5           1,103,800       0.25        220,760      7.756       359.77        620        83.9
District of Columbia......         7           1,645,900       0.37        235,129      7.853       360.00        576        69.9
Florida...................       251          44,508,495       9.89        177,325      8.118       357.30        600        79.7
Georgia...................       136          17,707,672       3.94        130,203      8.769       357.91        596        85.5
Hawaii....................        12           4,276,168       0.95        356,347      7.791       359.86        603        80.4
Idaho.....................        16           2,347,870       0.52        146,742      8.571       359.88        592        86.1
Illinois..................        94          15,821,204       3.52        168,311      8.550       359.82        585        81.4
Indiana...................        37           4,559,845       1.01        123,239      8.598       359.39        605        85.0
Iowa......................        14           1,765,392       0.39        126,099      8.807       359.79        595        86.6
Kansas....................        14           1,983,320       0.44        141,666      8.542       360.00        588        82.4
Kentucky..................        17           1,928,697       0.43        113,453      9.146       359.57        571        80.5
Louisiana.................         8           1,051,259       0.23        131,407      8.940       358.93        603        82.5
Maine.....................        10           1,581,162       0.35        158,116      8.458       359.84        598        81.7
Maryland..................        70          13,945,151       3.10        199,216      8.137       359.76        602        77.6
Massachusetts.............        65          16,879,428       3.75        259,684      7.900       357.78        592        77.8
Michigan..................        88          10,029,355       2.23        113,970      8.877       355.28        580        84.7
Minnesota.................        28           4,672,442       1.04        166,873      8.449       359.73        596        82.3
Mississippi...............        15           1,586,197       0.35        105,746      8.844       355.49        569        82.7
Missouri..................        29           3,384,253       0.75        116,698      8.931       359.69        577        82.5
Montana...................         7             857,305       0.19        122,472      8.309       358.65        576        81.3
Nebraska..................         4             474,250       0.11        118,563      9.118       359.76        570        84.4
Nevada....................        53          11,047,523       2.46        208,444      7.708       359.49        621        78.5
New Hampshire.............        15           3,045,270       0.68        203,018      7.926       359.94        583        77.8
New Jersey................        65          14,576,671       3.24        224,256      8.119       357.48        606        77.9
New Mexico................        14           2,050,209       0.46        146,444      8.679       353.21        602        84.9
New York..................        85          21,294,327       4.73        250,521      8.052       359.70        583        75.5
North Carolina............        75           9,016,711       2.00        120,223      9.085       358.67        577        85.0
North Dakota..............         1              88,000       0.02         88,000      8.700       360.00        585        80.0
Ohio......................        37           5,190,733       1.15        140,290      8.883       358.45        584        85.0
Oklahoma..................        15           1,473,317       0.33         98,221      8.533       343.64        603        84.7
Oregon....................        33           5,803,034       1.29        175,850      8.126       359.58        608        82.2
Pennsylvania..............        44           5,747,159       1.28        130,617      8.711       359.49        595        85.1
Rhode Island..............         6           1,141,100       0.25        190,183      7.715       358.87        559        71.5
South Carolina............        27           3,463,907       0.77        128,293      8.801       347.15        590        83.6
Tennessee.................        42           4,802,295       1.07        114,340      8.535       359.14        612        87.1
Texas.....................       240          27,725,716       6.16        115,524      8.702       347.26        595        83.8
Utah......................        21           3,296,751       0.73        156,988      8.017       359.26        625        82.3
Vermont...................         3             683,200       0.15        227,733      7.552       359.47        670        84.0
Virginia..................        81          15,943,017       3.54        196,827      7.953       359.49        595        80.9
Washington................        75          15,293,382       3.40        203,912      7.849       359.56        601        80.4
West Virginia.............         6             596,378       0.13         99,396      9.411       334.42        588        78.8
Wisconsin.................        13           1,608,756       0.36        123,750      8.846       359.83        573        78.3
Wyoming...................         7             847,697       0.19        121,100      7.850       359.41        624        82.8
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                       A-3

                                        LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF LOAN-TO-VALUE        MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATIOS (%)                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

50.00 or Less.............        21     $     3,957,635       0.88%     $ 188,459      7.344%      359.67        562        44.4%
50.01 - 55.00.............        31           5,978,464       1.33        192,854      7.330       351.04        565        53.1
55.01 - 60.00.............        55          10,906,296       2.42        198,296      7.437       355.15        562        58.0
60.01 - 65.00.............        75          14,509,230       3.22        193,456      7.731       354.06        567        63.0
65.01 - 70.00.............       148          27,698,711       6.16        187,153      7.855       354.93        583        68.5
70.01 - 75.00.............       195          39,264,178       8.73        201,355      7.917       357.81        573        73.8
75.01 - 80.00.............     1,063         191,326,041      42.52        179,987      8.066       358.24        620        79.7
80.01 - 85.00.............       295          52,109,566      11.58        176,643      8.443       358.70        586        84.2
85.01 - 90.00.............       413          73,682,405      16.37        178,408      8.538       358.11        605        89.5
90.01 - 95.00.............       140          21,482,389       4.77        153,446      9.256       358.37        600        94.6
95.01 - 100.00............        75           9,085,238       2.02        121,137      9.280       357.80        630        99.9
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                       CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF CURRENT MORTGAGE     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATES (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

4.501 - 5.000.............         1     $       350,000       0.08%     $ 350,000      5.000%      360.00        591       70.3%
5.001 - 5.500.............         4             838,830       0.19        209,708      5.286       360.00        631       73.5
5.501 - 6.000.............        16           3,761,106       0.84        235,069      5.858       359.61        618       74.3
6.001 - 6.500.............        46          10,788,014       2.40        234,522      6.382       359.85        622       72.9
6.501 - 7.000.............       170          39,226,808       8.72        230,746      6.863       359.66        615       73.6
7.001 - 7.500.............       327          67,143,739      14.92        205,333      7.341       357.84        618       77.1
7.501 - 8.000.............       558         103,959,447      23.10        186,307      7.814       357.88        617       78.8
8.001 - 8.500.............       421          77,455,763      17.21        183,980      8.316       357.94        610       81.2
8.501 - 9.000.............       446          71,810,051      15.96        161,009      8.781       356.62        590       82.8
9.001 - 9.500.............       146          22,050,319       4.90        151,030      9.315       356.77        570       83.6
9.501 - 10.000............       179          26,549,151       5.90        148,319      9.812       355.90        559       84.7
10.001 - 10.500...........        95          13,436,953       2.99        141,442     10.292       359.82        555       87.1
10.501 - 11.000...........        62           8,253,128       1.83        133,115     10.753       356.30        552       86.3
11.001 - 11.500...........        23           2,603,852       0.58        113,211     11.337       356.57        544       88.2
11.501 - 12.000...........        13           1,081,507       0.24         83,193     11.804       347.50        534       85.9
12.001 - 12.500...........         3             624,985       0.14        208,328     12.253       359.62        534       85.6
13.001 - 13.500...........         1              66,500       0.01         66,500     13.125       360.00        421       95.0
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                       A-4

                                    TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
MORTGAGED PROPERTY TYPE        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Single Family Residence...     1,977     $   346,135,644      76.92%     $ 175,081      8.189%      357.72        599        79.7%
Planned Unit Development..       358          67,735,444      15.05        189,205      8.258       357.24        605        81.6
Low-Rise Condominium......       133          24,780,932       5.51        186,323      8.151       358.31        627        81.0
Two Family Home...........        31           8,400,068       1.87        270,970      8.245       359.80        613        76.7
High-Rise Condominium ....         7           1,489,440       0.33        212,777      8.741       359.81        650        80.3
Three Family Home.........         4           1,191,428       0.26        297,857      8.252       359.80        610        82.4
Four Family Home..........         1             267,197       0.06        267,197      7.375       359.00        577        70.0
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                            LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
LOAN PURPOSE                   LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Refinance - Cash Out......     1,480     $   273,236,414      60.72%     $ 184,619      8.201%       356.98        585       78.5%
Purchase..................       899         155,898,703      34.64        173,413      8.212        359.12        632       82.5
Refinance - Rate/Term.....       132          20,865,036       4.64        158,068      8.099        357.27        596       81.8
    Total/Avg./Wtd. Avg...   ---------   ---------------  ------------
                               2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                           OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
OCCUPANCY TYPE                 LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Owner Occupied............     2,452     $   441,118,791      98.03%     $ 179,902      8.188%      357.73        602        79.9%
Investment Property.......        47           7,013,736       1.56        149,228      8.778       359.64        617        82.2
Second Home...............        12           1,867,626       0.42        155,635      8.830       351.86        590        84.3
    Total/Avg./Wtd. Avg...   ---------   ---------------  ------------
                               2,511     $   450,000,153     100.00%
                             =========   ===============  ============

_______________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                       A-5

                                 REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF REMAINING TERMS      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(MONTHS)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

121 - 180.................        42     $     4,585,459       1.02%     $ 109,178      8.594%      179.47        577        75.2%
181 - 300.................         2              89,463       0.02         44,732      8.853       239.00        580        69.5
301 - 360.................     2,467         445,325,231      98.96        180,513      8.196       359.59        602        80.1
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                       LOAN DOCUMENTATION TYPE FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
LOAN DOCUMENTATION TYPE        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Full Documentation........     1,886     $   313,068,539      69.57%    $ 165,996       8.164%      357.45        590        80.8%
Stated Income.............       625         136,931,614      30.43       219,091       8.281       358.38        629        78.3
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                    CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF CREDIT BUREAU RISK   MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
SCORES                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

761 - 780.................         3     $       635,040       0.14%    $  211,680      7.583%      359.33        773        80.0%
741 - 760.................        12           2,908,663       0.65        242,389      7.707       359.22        750        81.3
721 - 740.................        22           5,586,293       1.24        253,922      7.528       359.47        730        82.3
701 - 720.................        40           9,540,067       2.12        238,502      7.726       359.32        710        81.5
681 - 700.................        72          16,202,918       3.60        225,041      7.672       359.35        689        80.3
661 - 680.................       168          34,767,740       7.73        206,951      7.874       358.12        669        81.8
641 - 660.................       263          52,121,609      11.58        198,181      7.857       359.27        649        81.7
621 - 640.................       261          47,956,044      10.66        183,740      7.831       358.50        631        80.5
601 - 620.................       310          51,635,235      11.47        166,565      8.049       356.18        610        82.2
581 - 600.................       378          58,515,147      13.00        154,802      8.160       358.04        590        81.3
561 - 580.................       329          56,788,971      12.62        172,611      8.455       356.87        570        80.9
541 - 560.................       266          45,646,221      10.14        171,602      8.481       356.62        551        78.3
521 - 540.................       218          37,564,299       8.35        172,313      8.848       358.16        531        76.3
501 - 520.................       164          29,435,206       6.54        179,483      8.978       356.32        510        72.2
500 or Less...............         5             696,700       0.15        139,340      9.831       360.00        492        78.1
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

_____________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                       A-6

                                       CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
CREDIT GRADE CATEGORY          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

A.........................     1,964     $   353,245,948      78.50%     $ 179,860      8.173%       357.61        613       81.1%
A-........................       148          28,008,883       6.22        189,249      8.307        358.33        562       77.3
B.........................       225          38,960,407       8.66        173,157      8.366        358.63        559       76.0
C.........................        99          18,302,736       4.07        184,876      8.249        356.69        563       71.8
C-........................        65           9,791,930       2.18        150,645      8.189        358.33        590       81.4
D.........................        10           1,690,250       0.38        169,025      7.795        360.00        555       64.4
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                      PREPAYMENT PENALTY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
PREPAYMENT PENALTY PERIOD     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(MONTHS)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

0.........................       739     $   122,021,244      27.12%     $ 165,117      8.531%      355.58        594        80.5%
12........................       111          25,711,541       5.71        231,636      8.208       359.56        602        78.2
24........................     1,262         233,933,876      51.99        185,368      8.071       359.33        608        80.9
30........................         1             213,342       0.05        213,342      7.500       359.00        597        74.9
36........................       398          68,120,151      15.14        171,156      8.047       355.40        595        76.8
                             ----------  ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                       RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                           WEIGHTED                                                                             WEIGHTED
                           AVERAGE                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE    WEIGHTED
                          MONTHS TO    NUMBER     AGGREGATE     AGGREGATE    AVERAGE    AVERAGE     AVERAGE      CREDIT    AVERAGE
                             NEXT        OF       PRINCIPAL     PRINCIPAL    CURRENT     GROSS     REMAINING     BUREAU    LOAN-TO
RANGE OF MONTHS TO        ADJUSTMENT  MORTGAGE     BALANCE       BALANCE    PRINCIPAL   MORTGAGE      TERM        RISK      -VALUE
NEXT ADJUSTMENT DATE         DATE      LOANS     OUTSTANDING   OUTSTANDING   BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------  ----------  --------  -------------  -----------  ---------   ---------  ---------    --------   --------

0 - 6...................       6           25   $   5,457,551       1.73%   $ 218,302     7.846%     359.91       580        83.1%
19 - 24.................      24        1,574     295,059,012      93.62      187,458     8.139      359.56       608        81.2
32 - 37.................      35           85      14,656,379       4.65      172,428     7.946      359.10       617        79.0
                                      --------  -------------   ----------
    Total/Avg./Wtd. Avg.                1,684   $ 315,172,943     100.00%
                                      ========  ==============  ==========

                                       A-7

                                    GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RANGE OF GROSS MARGINS (%)     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

3.001 - 4.000.............         6     $     1,230,750       0.39%     $ 205,125      7.830%      359.72        602        80.1%
4.001 - 5.000.............        27           5,265,092       1.67        195,003      7.352       359.90        585        74.7
5.001 - 6.000.............       428          81,035,129      25.71        189,334      7.752       359.63        593        78.0
6.001 - 7.000.............       625         120,587,655      38.26        192,940      7.994       359.62        614        81.7
7.001 - 8.000.............       598         107,054,316      33.97        179,021      8.597       359.37        612        83.3
                             ---------   ---------------  ------------
Total/Avg./Wtd. Avg.......     1,684     $   315,172,943     100.00%
                             =========   ===============  ============

____________________
(1)   The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.633%.

                               MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF MAXIMUM MORTGAGE     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATES (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

11.501 - 12.000...........         4     $     1,044,560       0.33%     $ 261,140      5.517%      358.59        671        77.4%
12.001 - 12.500...........         7           1,860,530       0.59        265,790      5.889       359.56        645        73.8
12.501 - 13.000...........        37           8,976,617       2.85        242,611      6.518       359.30        639        78.2
13.001 - 13.500...........        68          14,899,684       4.73        219,113      6.892       359.28        643        76.0
13.501 - 14.000...........       136          30,112,634       9.55        221,416      7.195       359.44        625        77.5
14.001 - 14.500...........       219          46,407,947      14.72        211,908      7.525       359.53        620        79.3
14.501 - 15.000...........       395          72,601,394      23.04        183,801      7.911       359.58        619        80.2
15.001 - 15.500...........       282          51,854,983      16.45        183,883      8.334       359.61        610        82.0
15.501 - 16.000...........       286          48,877,880      15.51        170,902      8.819       359.54        586        83.3
16.001 - 16.500...........        76          11,821,912       3.75        155,551      9.304       359.67        563        84.8
16.501 - 17.000...........        95          14,740,605       4.68        155,164      9.797       359.58        560        86.8
17.001 - 17.500...........        51           7,927,523       2.52        155,442     10.266       359.78        554        90.3
17.501 - 18.000...........        23           3,607,063       1.14        156,829     10.725       359.84        549        91.2
18.001 - 18.500...........         4             373,111       0.12         93,278     11.172       359.15        548        95.0
Greater than 19.500.......         1              66,500       0.02         66,500     13.125       360.00        421        95.0
                             ---------   ---------------  ------------
Total/Avg./Wtd. Avg.......     1,684     $   315,172,943     100.00%
                             =========   ===============  ============

_________________
(1)   The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 14.981%.

                                       A-8

                              INITIAL PERIODIC RATE CAP FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
INITIAL PERIODIC RATE CAP     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(%)                            LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

1.000.....................        30     $     6,158,113       1.95%     $ 205,270      7.892%      359.88        583        83.1%
1.500.....................     1,396         256,847,175      81.49        183,988      8.177       359.68        603        81.2
2.000.....................        13           2,560,908       0.81        196,993      8.284       358.78        643        82.8
3.000.....................       242          48,769,747      15.47        201,528      7.888       358.83        632        80.7
6.000.....................         1             387,000       0.12        387,000      7.160       359.00        666        90.0
7.000.....................         2             450,000       0.14        225,000      7.740       358.32        691        80.0
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     1,684     $   315,172,943     100.00%
                             =========   ===============  ============

_______________
(1)   The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.740%.

                            SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
SUBSEQUENT PERIODIC RATE      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
CAP (%)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

1.000.....................       258     $    53,127,459      16.86%     $ 205,920      7.895%      358.96        629        81.1%
1.500.....................     1,425         261,769,484      83.06        183,698      8.172       359.66        603        81.2
2.000.....................         1             276,000       0.09        276,000      7.800       359.00        667        80.0
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     1,684     $   315,172,943     100.00%
                             =========   ===============  ============

___________________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 1
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.416%.

                                       A-9

                               MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF MINIMUM MORTGAGE     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATES (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

2.001 - 3.000.............         1     $       144,000       0.05%     $ 144,000      7.600%      358.00        650        90.0%
4.001 - 5.000.............         1             350,000       0.11        350,000      5.000       360.00        591        70.3
5.001 - 6.000.............        25           5,611,443       1.78        224,458      6.006       359.34        616        73.9
6.001 - 7.000.............       164          36,609,901      11.62        223,231      6.863       359.52        626        76.5
7.001 - 8.000.............       618         121,942,341      38.69        197,318      7.675       359.56        624        79.7
8.001 - 9.000.............       609         109,467,515      34.73        179,750      8.525       359.52        602        82.4
9.001 - 10.000............       186          29,010,304       9.20        155,969      9.587       359.56        560        85.8
Greater than 10.000.......        80          12,037,438       3.82        150,468     10.444       359.76        552        90.7
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     1,684     $   315,172,943     100.00%
                             =========   ===============  ============

________________
(1)   The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 8.089%.

                                NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
NEXT ADJUSTMENT DATE           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

July 2006.................         1     $        97,293       0.03%     $  97,293     11.050%      358.00        552        95.0%
August 2006...............         2             298,734       0.09        149,367      8.942       359.00        556        83.1
September 2006............        22           5,061,525       1.61        230,069      7.720       360.00        582        82.8
November 2007.............         6             999,182       0.32        166,530      7.470       356.31        612        79.3
December 2007.............        24           4,539,213       1.44        189,134      7.703       357.05        641        79.6
January 2008..............        95          18,040,894       5.72        189,904      8.238       358.06        610        81.9
February 2008.............       430          77,884,997      24.71        181,128      8.233       359.00        612        81.5
March 2008................     1,016         193,251,227      61.32        190,208      8.105       360.00        605        81.1
April 2008................         3             343,500       0.11        114,500      8.595       360.00        625        83.5
November 2008.............         4             436,502       0.14        109,126      8.883       356.00        546        81.2
December 2008.............         2             247,027       0.08        123,513      8.174       357.00        611        85.8
January 2009..............        21           3,541,298       1.12        168,633      7.517       358.06        620        78.9
February 2009.............        17           3,854,290       1.22        226,723      7.790       359.00        666        80.9
March 2009................        41           6,577,262       2.09        160,421      8.198       360.00        591        77.6
                             ----------  ---------------  ------------
    Total/Avg./Wtd. Avg...     1,684     $   315,172,943     100.00%
                             =========   ===============  ============

__________________
(1)   The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is February 2008.

                                      A-10

                                        INTEREST ONLY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT     CURRENT     REMAINING      BUREAU    LOAN-TO
INTEREST ONLY PERIOD          MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(MONTHS)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------  ----------    --------    ---------     --------   --------

0.........................     2,049     $   344,472,413      76.55%    $ 168,117       8.325%      357.22        582        79.9%
24........................       289          65,100,277      14.47       225,260       7.885       359.55        668        80.1
36........................        18           4,121,879       0.92       228,993       7.597       359.16        676        78.3
60........................       155          36,305,583       8.07       234,230       7.644       359.22        668        80.8
                             ----------  ---------------  ------------
    Total/Avg./Wtd. Avg...     2,511     $   450,000,153     100.00%
                             =========   ===============  ============

                                      A-11

                                                       GROUP 2 MORTGAGE LOANS

                                       MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
MORTGAGE LOAN PROGRAM          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

30-Year 6-month LIBOR.....        16     $     3,974,221       0.55%     $ 248,389      9.247%      359.80        597         80.8%
2/28 6-month LIBOR........     1,919         299,860,872      41.46        156,259      9.086       359.56        598         76.3
2/28 6-month LIBOR -
  24-month Interest Only..       527         132,584,704      18.33        251,584      8.148       359.70        624         79.3
2/28 6-month LIBOR -
  60-month Interest Only..       215          48,114,888       6.65        223,790      8.264       359.39        622         81.3
3/27 6-month LIBOR........        84          13,471,331       1.86        160,373      8.738       359.39        595         73.4
3/27 6-month LIBOR -
  36-month Interest Only..        28           6,813,205       0.94        243,329      7.962       359.40        658         79.6
3/27 6-month LIBOR -
  60-month Interest Only..        11           1,582,328       0.22        143,848      8.284       359.01        622         77.8
15-Year Fixed.............        44           4,298,826       0.59         97,701      8.291       179.52        590         63.8
15-Year Fixed - Credit
  Comeback................        10             824,630       0.11         82,463      9.394       179.94        558         65.2
20-Year Fixed.............         1              78,077       0.01         78,077      8.600       239.00        621         85.0
30-Year Fixed.............       734         129,422,133      17.89        176,324      7.775       359.81        598         73.3
30-Year Fixed - Credit
  Comeback................       220          35,016,511       4.84        159,166      8.472       359.71        582         74.2
30-Year Fixed - 60-month
  Interest Only...........       204          47,242,057       6.53        231,579      7.509       359.64        628         77.8
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                  ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
ORIGINAL TERM (MONTHS)         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

ARM 360...................     2,800     $   506,401,549      70.01%     $ 180,858      8.736%      359.58        608        77.6%
Fixed 180.................        54           5,123,456       0.71         94,879      8.469       179.59        584        64.1
Fixed 240.................         1              78,077       0.01         78,077      8.600       239.00        621        85.0
Fixed 360.................     1,158         211,680,701      29.27        182,799      7.831       359.76        602        74.4
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                      A-12

                                  MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF MORTGAGE LOAN        MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
PRINCIPAL BALANCES             LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

$0.01 - $25,000.00........         1     $        24,876       0.00%     $  24,876      9.750%      178.00        560        9.6%
$25,000.01 - $50,000.00...        42           1,963,438       0.27         46,749      9.986       338.84        576        56.3
$50,000.01 - $75,000.00...       373          23,744,635       3.28         63,659      9.636       351.12        605        75.2
$75,000.01 - $100,000.00..       553          48,600,697       6.72         87,886      9.036       355.48        598        76.0
$100,000.01 - $150,000.00.     1,102         136,946,042      18.93        124,270      8.746       358.15        599        76.2
$150,000.01 - $200,000.00.       723         125,176,819      17.31        173,135      8.576       358.35        601        75.5
$200,000.01 - $250,000.00.       428          96,238,768      13.31        224,857      8.451       359.18        605        76.0
$250,000.01 - $300,000.00.       270          73,607,382      10.18        272,620      8.368       358.28        601        76.5
$300,000.01 - $350,000.00.       163          52,675,328       7.28        323,162      8.209       359.64        604        78.3
$350,000.01 - $400,000.00.       114          42,887,664       5.93        376,208      8.152       359.71        619        78.8
$400,000.01 - $450,000.00.       107          45,701,671       6.32        427,118      7.980       359.75        620        77.6
$450,000.01 - $500,000.00.        65          30,881,418       4.27        475,099      7.944       359.69        613        78.9
$500,000.01 - $550,000.00.        31          16,244,690       2.25        524,022      7.770       359.94        640        81.1
$550,000.01 - $600,000.00.        12           7,029,257       0.97        585,771      8.063       360.00        614        76.8
$600,000.01 - $650,000.00.         6           3,769,500       0.52        628,250      7.599       360.00        630        77.1
$650,000.01 - $700,000.00.         7           4,683,541       0.65        669,077      7.943       360.00        644        80.9
$700,000.01 - $750,000.00.         7           5,111,500       0.71        730,214      7.647       359.57        618        75.2
$750,000.01 - $800,000.00.         4           3,168,917       0.44        792,229      7.152       359.50        625        71.8
$850,000.01 - $900,000.00.         1             885,000       0.12        885,000      7.990       360.00        627        70.8
Greater than $900,000.00..         4           3,942,640       0.55        985,660      7.129       360.00        627        68.4
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                      A-13

                           STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
STATE                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Alabama...................        65     $     6,472,164       0.89%     $  99,572      9.098%      355.95        593        81.7%
Alaska....................         6           1,147,470       0.16        191,245      8.969       359.25        633        84.9
Arizona...................       216          38,732,111       5.36        179,315      8.726       359.47        597        76.5
Arkansas..................        15           1,420,721       0.20         94,715      9.358       359.80        605        82.7
California................       591         177,910,976      24.60        301,034      7.796       359.44        608        73.6
Colorado..................        76          12,505,558       1.73        164,547      8.590       359.27        610        82.2
Connecticut...............        45           8,550,934       1.18        190,021      8.369       359.48        593        76.0
Delaware..................        21           2,806,455       0.39        133,641      8.813       359.33        588        77.3
District of Columbia......         8           2,154,922       0.30        269,365      8.188       359.51        648        72.1
Florida...................       588         103,615,591      14.33        176,217      8.539       357.88        607        76.4
Georgia...................       139          18,194,271       2.52        130,894      9.120       359.58        602        81.3
Hawaii....................        17           5,516,295       0.76        324,488      7.549       359.81        619        72.2
Idaho.....................        30           4,010,770       0.55        133,692      8.599       359.12        599        80.9
Illinois..................       126          21,710,492       3.00        172,305      8.987       358.17        618        77.1
Indiana...................        46           4,170,463       0.58         90,662      9.518       359.78        613        83.0
Iowa......................        19           2,357,018       0.33        124,054      8.980       359.84        604        79.4
Kansas....................        25           2,689,345       0.37        107,574      9.397       354.67        609        79.8
Kentucky..................        37           4,116,416       0.57        111,254      9.007       355.58        596        79.3
Louisiana.................        28           3,218,720       0.45        114,954      9.187       356.32        614        80.3
Maine.....................        12           1,683,138       0.23        140,262      9.072       359.55        593        72.0
Maryland..................        91          19,632,283       2.71        215,739      8.539       359.62        590        73.3
Massachusetts.............        56          13,141,499       1.82        234,670      8.350       359.65        598        72.8
Michigan..................       105          11,470,636       1.59        109,244      9.755       358.53        593        82.3
Minnesota.................        54           9,904,523       1.37        183,417      8.779       359.13        609        78.7
Mississippi...............        22           2,349,869       0.32        106,812      9.027       359.15        587        82.0
Missouri..................        88           9,703,296       1.34        110,265      9.265       358.56        598        83.0
Montana...................        12           2,072,112       0.29        172,676      8.626       352.80        585        74.4
Nebraska..................         7             776,700       0.11        110,957      9.034       360.00        602        88.6
Nevada....................        96          19,453,706       2.69        202,643      8.348       359.53        604        77.7
New Hampshire.............        31           5,799,080       0.80        187,067      8.064       359.77        596        77.2
New Jersey................       100          21,513,760       2.97        215,138      8.931       357.75        600        73.0
New Mexico................        22           3,847,462       0.53        174,885      9.164       359.80        616        75.8
New York..................       103          27,490,405       3.80        266,897      8.027       359.41        623        70.0
North Carolina............        84          10,990,529       1.52        130,840      9.018       357.71        601        77.8
North Dakota..............         5             482,100       0.07         96,420      8.493       360.00        589        78.7
Ohio......................        73           8,368,473       1.16        114,637      9.393       356.97        601        83.6
Oklahoma..................        31           3,450,630       0.48        111,311      8.984       345.87        592        85.2
Oregon....................        48           8,728,351       1.21        181,841      8.029       354.61        607        77.9
Pennsylvania..............        98          13,577,033       1.88        138,541      8.782       352.59        606        78.3
Rhode Island..............        10           1,674,688       0.23        167,469      8.836       359.68        585        65.7
South Carolina............        36           4,121,106       0.57        114,475      9.109       346.48        583        80.4
South Dakota..............         7             559,800       0.08         79,971      9.450       359.82        614        81.9
Tennessee.................        96           9,681,417       1.34        100,848      9.030       356.22        606        83.8
Texas.....................       306          34,202,047       4.73        111,771      8.733       355.22        625        81.1
Utah......................        30           5,280,095       0.73        176,003      8.923       359.68        628        81.4
Virginia..................       130          22,253,586       3.08        171,181      8.408       358.85        589        76.5
Washington................       100          21,726,699       3.00        217,267      8.353       359.67        604        79.9
West Virginia.............        14           2,047,023       0.28        146,216      9.614       357.66        573        75.7
Wisconsin.................        37           4,301,712       0.59        116,262      9.743       359.81        610        80.9
Wyoming...................        11           1,699,331       0.23        154,485      8.549       342.74        597        77.5
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                      A-14

                                        LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF LOAN-TO-VALUE        MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATIOS (%)                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

50.00 or Less.............       286     $    38,683,283       5.35%     $ 135,256      8.116%      354.27        579        39.8%
50.01 -  55.00............       110          18,587,491       2.57        168,977      8.005       359.63        589        52.8
55.01 -  60.00............       162          29,786,871       4.12        183,870      8.084       353.57        578        57.9
60.01 -  65.00............       221          44,224,061       6.11        200,109      7.870       358.60        582        63.2
65.01 -  70.00............       262          50,126,100       6.93        191,321      8.381       358.34        574        68.5
70.01 -  75.00............       343          65,649,191       9.08        191,397      8.255       356.76        591        73.8
75.01 -  80.00............     1,453         259,282,236      35.85        178,446      8.399       359.40        621        79.7
80.01 -  85.00............       336          65,984,663       9.12        196,383      8.651       358.75        594        84.3
85.01 -  90.00............       540         106,411,656      14.71        197,059      8.834       358.59        621        89.6
90.01 -  95.00............       185          29,558,973       4.09        159,778      9.515       359.46        612        94.7
95.01 - 100.00............       115          14,989,258       2.07        130,341      9.497       358.93        653        99.9
                             ----------  ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                       CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF CURRENT MORTGAGE     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATES (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

5.001 - 5.500.............         2     $       506,300       0.07%     $ 253,150      5.340%      360.00        582        65.5%
5.501 - 6.000.............        18           5,484,532       0.76        304,696      5.934       359.97        623        68.6
6.001 - 6.500.............        86          23,703,135       3.28        275,618      6.367       358.28        614        69.8
6.501 - 7.000.............       249          65,272,372       9.02        262,138      6.842       357.40        614        70.2
7.001 - 7.500.............       328          75,133,230      10.39        229,065      7.331       359.24        616        73.3
7.501 - 8.000.............       620         125,109,818      17.30        201,790      7.808       358.28        614        76.0
8.001 - 8.500.............       573         101,641,186      14.05        177,384      8.295       358.98        615        77.0
8.501 - 9.000.............       644         100,664,186      13.92        156,311      8.789       357.94        603        76.8
9.001 - 9.500.............       518          85,163,526      11.77        164,408      9.295       358.14        598        79.8
9.501 - 10.000............       462          73,089,354      10.11        158,202      9.779       358.00        595        79.9
10.001 - 10.500...........       198          26,985,650       3.73        136,291     10.285       359.59        575        80.6
10.501 - 11.000...........       156          21,945,946       3.03        140,679     10.778       358.60        573        81.4
11.001 - 11.500...........        83           9,612,545       1.33        115,814     11.305       357.00        571        84.4
11.501 - 12.000...........        42           5,287,239       0.73        125,887     11.748       354.68        570        80.1
12.001 - 12.500...........        18           1,968,043       0.27        109,336     12.229       359.48        590        86.4
12.501 - 13.000...........        11           1,252,922       0.17        113,902     12.875       359.68        619        91.4
13.001 - 13.500...........         3             349,099       0.05        116,366     13.482       358.29        605        91.0
13.501 - 14.000...........         2             114,700       0.02         57,350     13.694       359.55        613        69.7
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                      A-15

                                    TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
MORTGAGED PROPERTY TYPE        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Single Family Residence...     3,136     $   550,264,024      76.08%     $ 175,467      8.437%      358.06        603        76.1%
Planned Unit Development..       530         105,217,954      14.55        198,524      8.437       359.01        606        78.3
Low-Rise Condominium......       224          42,206,211       5.84        188,421      8.787       359.73        622        81.0
Two Family Home...........        67          13,163,883       1.82        196,476      8.665       359.77        614        68.6
Three Family Home.........        13           4,337,624       0.60        333,663      8.750       357.67        674        79.4
High-Rise Condominium.....        16           4,121,744       0.57        257,609      8.995       359.86        611        78.3
Manufactured Housing(1)...        19           2,161,197       0.30        113,747      9.564       359.85        626        70.5
Four Family Home..........         8           1,811,145       0.25        226,393      8.151       359.52        634        73.7
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

______________
(1)   Treated as real property.

                                            LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
LOAN PURPOSE                   LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Refinance - Cash Out......     2,241     $   433,966,942      60.00%     $ 193,649      8.240%      357.80        592        72.7%
Purchase..................     1,586         260,663,024      36.04        164,352      8.857       359.42        629        82.9
Refinance - Rate/Term.....       186          28,653,816       3.96        154,053      8.418       356.78        605        77.5
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                           OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
OCCUPANCY TYPE                 LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Owner Occupied............     3,771     $   686,064,223      94.85%     $ 181,932      8.424%      358.45        603        76.3%
Investment Property.......       207          30,820,740       4.26        148,892      9.279       357.90        655        82.1
Second Home...............        35           6,398,820       0.88        182,823      9.439       349.06        621        78.4
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

_____________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-16

                                 REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF REMAINING TERMS      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(MONTHS)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

121 - 180.................        54     $     5,123,456       0.71%     $  94,879      8.469%      179.59        584        64.1%
181 - 300.................         1              78,077       0.01         78,077      8.600       239.00        621        85.0
301 - 360.................     3,958         718,082,249      99.28        181,426      8.470       359.63        606        76.7
                             ----------  ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                       LOAN DOCUMENTATION TYPE FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
LOAN DOCUMENTATION TYPE        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Full Documentation........     2,679     $   459,808,929      63.57%     $ 171,635      8.260%      358.24        599        77.3%
Stated Income.............     1,332         263,291,853      36.40        197,667      8.835       358.58        618        75.3
No Income/No Assets.......         2             183,000       0.03         91,500      8.109       287.21        569        76.2
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                    CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                 WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF CREDIT BUREAU RISK   MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
SCORES                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

801 - 820.................         3     $       331,816       0.05%     $ 110,605      8.486%      359.22        805        87.4%
781 - 800.................         7           1,014,784       0.14        144,969      8.758       348.71        788        83.3
761 - 780.................        21           4,695,588       0.65        223,599      8.400       359.80        769        79.1
741 - 760.................        40           7,958,747       1.10        198,969      8.585       359.61        751        81.0
721 - 740.................        38           7,079,471       0.98        186,302      8.207       359.69        730        81.0
701 - 720.................        58           9,236,459       1.28        159,249      8.773       359.58        709        82.7
681 - 700.................       118          25,618,776       3.54        217,108      8.123       359.04        690        83.1
661 - 680.................       227          47,334,438       6.54        208,522      8.405       358.36        670        80.9
641 - 660.................       372          70,889,213       9.80        190,562      8.186       358.70        651        80.7
621 - 640.................       490          90,429,179      12.50        184,549      8.261       358.21        629        77.0
601 - 620.................       610         115,606,304      15.98        189,519      8.081       358.95        610        77.2
581 - 600.................       660         112,803,990      15.60        170,915      8.329       358.71        591        77.7
561 - 580.................       485          88,378,742      12.22        182,224      8.620       359.20        571        75.9
541 - 560.................       335          53,737,246       7.43        160,410      8.962       356.58        551        71.8
521 - 540.................       321          53,048,741       7.33        165,261      9.115       357.05        532        69.9
501 - 520.................       216          33,190,339       4.59        153,659      9.486       355.72        511        65.8
500 or Less...............        12           1,929,949       0.27        160,829      9.543       359.81        500        68.4
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

_____________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-17

                                       CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
CREDIT GRADE CATEGORY          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

A.........................     3,072     $   558,824,807      77.26%     $ 181,909      8.428%      358.57        615        78.4%
A-........................       192          39,499,125       5.46        205,725      8.492       356.99        573        74.4
B.........................       318          54,824,172       7.58        172,403      8.592       357.61        571        70.5
C.........................       262          42,965,709       5.94        163,991      8.703       358.27        570        66.6
C-........................       126          21,094,165       2.92        167,414      8.510       356.34        592        73.0
D.........................        43           6,075,806       0.84        141,298      9.225       359.78        553        63.3
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                                      PREPAYMENT PENALTY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
PREPAYMENT PENALTY PERIOD     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(MONTHS)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

0.........................       994     $   176,349,879      24.38%     $ 177,414      9.115%      358.25        614        76.3%
6.........................         1              73,559       0.01         73,559      8.950       359.00        561        80.0
12........................       155          37,234,694       5.15        240,224      8.360       359.70        617        74.3
24........................     1,761         312,568,011      43.22        177,495      8.522       359.49        604        77.6
30........................         2             314,732       0.04        157,366      8.956       358.49        670        97.5
36........................       178          36,857,949       5.10        207,067      7.808       359.03        617        74.4
42........................         2             298,343       0.04        149,171      9.814       350.41        587        89.9
60........................       920         159,586,616      22.06        173,464      7.828       355.74        596        75.8
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $   723,283,782     100.00%
                             =========   ===============  ============

                       RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                           WEIGHTED                                                                             WEIGHTED
                           AVERAGE                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                          MONTHS TO    NUMBER    AGGREGATE      AGGREGATE    AVERAGE     AVERAGE     AVERAGE      CREDIT   AVERAGE
                             NEXT        OF      PRINCIPAL      PRINCIPAL    CURRENT      GROSS     REMAINING     BUREAU   LOAN-TO
RANGE OF MONTHS TO        ADJUSTMENT  MORTGAGE    BALANCE        BALANCE    PRINCIPAL    MORTGAGE      TERM        RISK     -VALUE
NEXT ADJUSTMENT DATE         DATE      LOANS    OUTSTANDING    OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE     RATIO
------------------------  ----------  --------  -------------  -----------  ---------   ---------   ---------    --------- --------

0 - 6....................     6            16   $   3,974,221      0.78%    $ 248,389     9.247%    359.80         597      80.8%
19 - 24..................    24         2,661     480,560,464     94.90       180,594     8.745     359.59         607      77.6
32 - 37..................    35           123      21,866,864      4.32       177,779     8.464     359.37         617      75.6
                                      --------  -------------- -----------
    Total/Avg./Wtd. Avg..               2,800   $ 506,401,549    100.00%
                                      ========  =============  ===========

                                      A-18

                                    GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RANGE OF GROSS MARGINS (%)     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

3.001 - 4.000.............         7     $      927,100        0.18%     $ 132,443      9.296%       359.88        577       65.9%
4.001 - 5.000.............        53         10,393,884        2.05        196,111      7.791        359.81        599       65.5
5.001 - 6.000.............       489         94,511,028       18.66        193,274      7.980        359.73        605       72.9
6.001 - 7.000.............       615        125,506,299       24.78        204,075      8.296        359.72        610       76.2
7.001 - 8.000.............       865        142,969,178       28.23        165,282      8.902        359.54        611       77.5
8.001 - 9.000.............       617        110,892,811       21.90        179,729      9.422        359.34        603       82.7
9.001 - 10.000............       115         17,311,622        3.42        150,536     10.203        359.32        618       86.4
10.001 - 11.000...........        34          3,413,177        0.67        100,388     11.363        359.70        590       90.1
11.001 - 12.000...........         4            425,650        0.08        106,413     12.747        360.00        578       92.4
12.001 - 13.000...........         1             50,800        0.01         50,800     13.500        360.00        516       80.0
                             ---------   ---------------  ------------
Total/Avg./Wtd. Avg.......     2,800     $  506,401,549      100.00%
                             =========   ===============  ============

_______________
(1)   The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 7.190%.

                               MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF MAXIMUM MORTGAGE     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATES (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

11.501 - 12.000...........         1     $      178,000        0.04%     $ 178,000      5.990%      359.00        646        71.2%
12.001 - 12.500...........         4            903,005        0.18        225,751      5.905       359.12        600        64.9
12.501 - 13.000...........        19          6,169,102        1.22        324,690      6.281       359.16        631        71.3
13.001 - 13.500...........        62         17,053,619        3.37        275,058      6.659       359.62        615        69.9
13.501 - 14.000...........       109         26,456,052        5.22        242,716      7.095       359.61        618        70.6
14.001 - 14.500...........       189         44,655,408        8.82        236,272      7.546       359.63        622        74.6
14.501 - 15.000...........       387         81,106,939       16.02        209,579      7.989       359.65        619        76.5
15.001 - 15.500...........       426         77,419,183       15.29        181,735      8.481       359.49        611        77.0
15.501 - 16.000...........       471         76,854,683       15.18        163,173      8.915       359.55        606        77.1
16.001 - 16.500...........       383         64,521,958       12.74        168,465      9.343       359.55        604        80.1
16.501 - 17.000...........       344         55,784,820       11.02        162,165      9.814       359.57        600        81.3
17.001 - 17.500...........       152         21,120,610        4.17        138,951     10.306       359.62        580        81.6
17.501 - 18.000...........       126         18,630,346        3.68        147,860     10.778       359.60        573        82.2
18.001 - 18.500...........        63          7,939,897        1.57        126,030     11.312       359.86        576        85.4
18.501 - 19.000...........        32          4,191,266        0.83        130,977     11.752       359.75        576        81.4
19.001 - 19.500...........        16          1,699,940        0.34        106,246     12.233       359.61        584        88.3
Greater than 19.500.......        16          1,716,721        0.34        107,295     13.053       359.39        616        89.9
                             ---------   ---------------  ------------
Total/Avg./Wtd. Avg.......     2,800     $  506,401,549      100.00%
                             =========   ===============  ============

________________
(1)   The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 15.598%.

                                      A-19

                              INITIAL PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
INITIAL PERIODIC RATE CAP     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(%)                            LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

1.000.....................        23     $    5,011,448        0.99%     $ 217,889      9.288%      359.76        596        79.5%
1.500.....................     2,295        416,329,586       82.21        181,407      8.717       359.71        609        77.7
2.000.....................        16          2,951,414        0.58        184,463      8.380       358.90        599        72.0
3.000.....................       462         81,462,532       16.09        176,326      8.820       358.91        600        76.9
6.000.....................         3            566,512        0.11        188,837      8.243       357.69        625        80.2
7.000.....................         1             80,056        0.02         80,056      9.000       359.00        601        90.0
    Total/Avg./Wtd. Avg...   ---------   ---------------  ------------
                               2,800     $  506,401,549      100.00%
                             =========   ===============  ============

______________
(1)   The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.745%.

                            SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
SUBSEQUENT PERIODIC RATE      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
CAP (%)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

1.000.....................       422     $   76,902,640       15.19%     $ 182,234      8.863%      359.02        600        77.2%
1.500.....................     2,377        429,252,147       84.77        180,586      8.714       359.68        609        77.7
2.000.....................         1            246,762        0.05        246,762      8.125       356.00        657        80.0
    Total/Avg./Wtd. Avg...   ---------   ---------------  ------------
                               2,800     $  506,401,549      100.00%
                             =========   ===============  ============

_____________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 2
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.424%.

                                      A-20

                              MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF MINIMUM MORTGAGE     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATES (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

1.000 - 2.000............          1     $      172,500        0.03%     $ 172,500      8.850%      359.00        562        75.0%
5.001 - 6.000.............        17          4,809,072        0.95        282,887      5.919       359.77        626        67.6
6.001 - 7.000.............       141         37,159,771        7.34        263,544      6.834       359.68        615        70.1
7.001 - 8.000.............       504        115,049,919       22.72        228,274      7.683       359.70        620        75.4
8.001 - 9.000.............       906        156,748,176       30.95        173,011      8.590       359.50        614        76.9
9.001 - 10.000............       800        133,521,094       26.37        166,901      9.519       359.51        600        80.4
Greater than 10.000.......       431         58,941,016       11.64        136,754     10.837       359.63        578        82.8
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,800     $  506,401,549      100.00%
                             =========   ===============  ============

______________
(1)   The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 8.698%.

                                NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
NEXT ADJUSTMENT DATE           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

August 2006...............         5     $      804,371        0.16%     $ 160,874      9.111%       359.00        599       68.3%
September 2006............        11          3,169,850        0.63        288,168      9.282        360.00        596       84.0
November 2007.............         6          1,579,108        0.31        263,185      8.232        356.15        623       87.1
December 2007.............        29          4,755,428        0.94        163,980      8.828        357.19        596       79.3
January 2008..............       176         31,171,192        6.16        177,109      8.818        358.04        606       78.3
February 2008.............       737        119,092,838       23.52        161,591      9.025        359.00        599       76.9
March 2008................     1,704        322,614,427       63.71        189,328      8.638        360.00        610       77.8
April 2008................         9          1,347,471        0.27        149,719      8.058        360.00        636       77.7
November 2008.............         1            103,264        0.02        103,264      7.415        356.00        728       90.0
December 2008.............         8          1,235,094        0.24        154,387      8.536        357.12        614       79.3
January 2009..............        15          3,032,377        0.60        202,158      8.532        358.05        604       82.4
February 2009.............        27          3,980,728        0.79        147,434      9.226        359.00        623       79.0
March 2009................        72         13,515,401        2.67        187,714      8.225        360.00        617       72.7
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     2,800     $  506,401,549      100.00%
                             =========   ===============  ============

_____________________
(1)   The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is February 2008.

                                      A-21

                                        INTEREST ONLY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT     CURRENT     REMAINING      BUREAU    LOAN-TO
INTEREST ONLY PERIOD          MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(MONTHS)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

0.........................     3,028     $ 486,946,600        67.32%     $ 160,815      8.678%       357.72        596        75.2%
24........................       527       132,584,704        18.33        251,584      8.148        359.70        624        79.3
36........................        28         6,813,205         0.94        243,329      7.962        359.40        658        79.6
60........................       430        96,939,272        13.40        225,440      7.897        359.51        625        79.5
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,013     $ 723,283,782       100.00%
                             =========   ===============  ============

                                      A-22

                                                         THE MORTGAGE LOANS

                                            MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
MORTGAGE LOAN PROGRAM          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

30-Year 6-month LIBOR.....        41     $    9,431,772        0.80%     $ 230,043      8.436%      359.86         587        82.1%
2/28 6-month LIBOR........     3,060        495,655,743       42.25        161,979      8.780       359.59         590        78.4
2/28 6-month LIBOR -
  24-month Interest Only..       816        197,684,981       16.85        242,261      8.061       359.65         638        79.6
2/28 6-month LIBOR -
  60-month Interest Only..       359         82,278,752        7.01        229,189      8.002       359.33         641        81.1
3/27 6-month LIBOR........       140         21,864,111        1.86        156,172      8.514       359.29         587        75.4
3/27 6-month LIBOR -
  36-month Interest Only..        46         10,935,085        0.93        237,719      7.824       359.31         665        79.1
3/27 6-month LIBOR -
  60-month Interest Only..        22          3,724,047        0.32        169,275      8.012       358.93         650        80.0
15-Year Fixed.............        72          7,407,761        0.63        102,886      8.337       179.48         584        68.9
15-Year Fixed - Credit
  Comeback................        23          2,116,238        0.18         92,010      9.082       179.76         574        70.6
20-Year Fixed.............         3            167,540        0.01         55,847      8.735       239.00         599        76.7
30-Year Fixed.............     1,407        241,702,060       20.60        171,785      8.022       359.75         594        75.1
30-Year Fixed - Credit
  Comeback................       330         52,888,873        4.51        160,269      8.565       359.77         583        75.3
30-Year Fixed - 60-month
  Interest Only...........       204         47,242,057        4.03        231,579      7.509       359.64         628        77.8
30/15-Year Fixed Balloon..         1            184,916        0.02        184,916      9.850       179.00         522        68.9
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                      ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
ORIGINAL TERM (MONTHS)         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

ARM 360...................     4,484     $  821,574,491       70.02%     $ 183,224      8.502%      359.56         608        79.0%
Fixed 180.................        96          9,708,915        0.83        101,135      8.528       179.53         581        69.3
Fixed 240.................         3            167,540        0.01         55,847      8.735       239.00         599        76.7
Fixed 360.................     1,941        341,832,989       29.13        176,112      8.035       359.74         597        75.5
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                      A-23

                                       MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF MORTGAGE LOAN        MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
PRINCIPAL BALANCES             LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

$0.01 - $25,000.00.........        1     $       24,876        0.00%     $  24,876      9.750%      178.00         560       9.6%
$25,000.01 - $50,000.00....       50          2,323,416        0.20         46,468      9.915       333.90         578       59.6
$50,000.01 - $75,000.00....      502         32,190,649        2.74         64,125      9.571       349.33         600       77.5
$75,000.01 - $100,000.00...      891         78,623,235        6.70         88,242      8.944       354.23         595       78.3
$100,000.01 - $150,000.00..    1,774        220,161,214       18.76        124,104      8.634       357.95         596       78.4
$150,000.01 - $200,000.00..    1,244        215,764,510       18.39        173,444      8.459       357.87         598       77.1
$200,000.01 - $250,000.00..      759        170,789,456       14.56        225,019      8.284       359.12         604       77.1
$250,000.01 - $300,000.00..      491        133,915,506       11.41        272,740      8.187       358.54         605       77.9
$300,000.01 - $350,000.00..      320        103,430,032        8.82        323,219      8.019       359.64         609       78.7
$350,000.01 - $400,000.00..      221         82,859,328        7.06        374,929      8.035       359.62         618       79.4
$400,000.01 - $450,000.00..      127         53,999,651        4.60        425,194      7.971       359.71         621       77.7
$450,000.01 - $500,000.00..       70         33,226,418        2.83        474,663      7.937       359.71         613       78.6
$500,000.01 - $550,000.00..       32         16,769,690        1.43        524,053      7.762       359.94         640       81.1
$550,000.01 - $600,000.00..       12          7,029,257        0.60        585,771      8.063       360.00         614       76.8
$600,000.01 - $650,000.00..        7          4,385,100        0.37        626,443      7.698       360.00         622       77.5
$650,000.01 - $700,000.00..        7          4,683,541        0.40        669,077      7.943       360.00         644       80.9
$700,000.01 - $750,000.00..        7          5,111,500        0.44        730,214      7.647       359.57         618       75.2
$750,000.01 - $800,000.00..        4          3,168,917        0.27        792,229      7.152       359.50         625       71.8
$850,000.01 - $900,000.00..        1            885,000        0.08        885,000      7.990       360.00         627       70.8
Greater than $900,000.00...        4          3,942,640        0.34        985,660      7.129       360.00         627       68.4
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                      A-24

                                STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
STATE                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Alabama...................       103     $   10,566,707        0.90%     $ 102,589      9.018%      355.91         590       82.9%
Alaska....................        16          3,314,279        0.28        207,142      8.847       359.64         605       84.1
Arizona...................       337         60,409,232        5.15        179,256      8.534       359.48         597       77.9
Arkansas..................        27          2,892,627        0.25        107,134      9.353       341.95         605       85.1
California................       956        276,952,863       23.60        289,700      7.803       359.38         613       74.5
Colorado..................       117         19,841,230        1.69        169,583      8.354       357.02         614       82.4
Connecticut...............        84         15,918,830        1.36        189,510      8.198       359.51         593       77.7
Delaware..................        26          3,910,255        0.33        150,394      8.515       359.46         597       79.2
District of Columbia......        15          3,800,822        0.32        253,388      8.043       359.72         617       71.1
Florida...................       839        148,124,086       12.62        176,548      8.412       357.71         605       77.3
Georgia...................       275         35,901,943        3.06        130,553      8.947       358.75         599       83.4
Hawaii....................        29          9,792,463        0.83        337,671      7.655       359.83         612       75.8
Idaho.....................        46          6,358,640        0.54        138,231      8.588       359.40         597       82.8
Illinois..................       220         37,531,697        3.20        170,599      8.803       358.87         604       78.9
Indiana...................        83          8,730,309        0.74        105,184      9.037       359.58         609       84.0
Iowa......................        33          4,122,410        0.35        124,922      8.906       359.82         600       82.5
Kansas....................        39          4,672,665        0.40        119,812      9.034       356.93         600       80.9
Kentucky..................        54          6,045,113        0.52        111,947      9.052       356.85         588       79.7
Louisiana.................        36          4,269,979        0.36        118,611      9.126       356.96         611       80.8
Maine.....................        22          3,264,300        0.28        148,377      8.774       359.69         596       76.7
Maryland..................       161         33,577,434        2.86        208,555      8.372       359.68         595       75.1
Massachusetts.............       121         30,020,926        2.56        248,107      8.097       358.60         594       75.6
Michigan..................       193         21,499,991        1.83        111,399      9.345       357.01         587       83.4
Minnesota.................        82         14,576,965        1.24        177,768      8.673       359.33         605       79.9
Mississippi...............        37          3,936,066        0.34        106,380      8.953       357.68         580       82.3
Missouri..................       117         13,087,549        1.12        111,859      9.179       358.85         592       82.9
Montana...................        19          2,929,417        0.25        154,180      8.533       354.51         582       76.4
Nebraska..................        11          1,250,950        0.11        113,723      9.066       359.91         590       87.0
Nevada....................       149         30,501,229        2.60        204,706      8.116       359.51         611       78.0
New Hampshire.............        46          8,844,350        0.75        192,268      8.016       359.83         592       77.4
New Jersey................       165         36,090,432        3.08        218,730      8.603       357.64         602       75.0
New Mexico................        36          5,897,671        0.50        163,824      8.995       357.51         611       79.0
New York..................       188         48,784,733        4.16        259,493      8.038       359.54         606       72.4
North Carolina............       159         20,007,240        1.71        125,832      9.048       358.14         590       81.1
North Dakota..............         6            570,100        0.05         95,017      8.525       360.00         589       78.9
Ohio......................       110         13,559,206        1.16        123,266      9.198       357.54         595       84.1
Oklahoma..................        46          4,923,947        0.42        107,042      8.849       345.20         595       85.0
Oregon....................        81         14,531,385        1.24        179,400      8.068       356.59         607       79.6
Pennsylvania..............       142         19,324,192        1.65        136,086      8.761       354.64         602       80.3
Rhode Island..............        16          2,815,788        0.24        175,987      8.382       359.36         574       68.0
South Carolina............        63          7,585,013        0.65        120,397      8.968       346.79         586       81.9
South Dakota..............         7            559,800        0.05         79,971      9.450       359.82         614       81.9
Tennessee.................       138         14,483,711        1.23        104,954      8.865       357.19         608       84.9
Texas.....................       546         61,927,764        5.28        113,421      8.719       351.65         611       82.3
Utah......................        51          8,576,845        0.73        168,173      8.575       359.52         627       81.7
Vermont...................         3            683,200        0.06        227,733      7.552       359.47         670       84.0
Virginia..................       211         38,196,603        3.26        181,027      8.218       359.11         592       78.3
Washington................       175         37,020,081        3.16        211,543      8.145       359.63         603       80.1
West Virginia.............        20          2,643,400        0.23        132,170      9.568       352.42         577       76.4
Wisconsin.................        50          5,910,468        0.50        118,209      9.499       359.81         600       80.2
Wyoming...................        18          2,547,029        0.22        141,502      8.316       348.29         606       79.3
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                      A-25

                                             LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF LOAN-TO-VALUE        MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATIOS (%)                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

50.00 or Less.............       307     $   42,640,918        3.63%     $ 138,895      8.044%      354.77         578       40.2%
50.01 - 55.00.............       141         24,565,954        2.09        174,227      7.841       357.54         583       52.9
55.01 - 60.00.............       217         40,693,167        3.47        187,526      7.911       353.99         573       57.9
60.01 - 65.00.............       296         58,733,291        5.01        198,423      7.835       357.48         578       63.2
65.01 - 70.00.............       410         77,824,811        6.63        189,817      8.194       357.13         577       68.5
70.01 - 75.00.............       538        104,913,369        8.94        195,006      8.128       357.16         584       73.8
75.01 - 80.00.............     2,516        450,608,277       38.41        179,097      8.258       358.90         621       79.7
80.01 - 85.00.............       631        118,094,229       10.07        187,154      8.560       358.73         590       84.2
85.01 - 90.00.............       953        180,094,062       15.35        188,976      8.713       358.39         614       89.5
90.01 - 95.00.............       325         51,041,362        4.35        157,050      9.406       359.00         607       94.7
95.01 - 100.00............       190         24,074,496        2.05        126,708      9.415       358.51         644       99.9
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                            CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF CURRENT MORTGAGE     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATES (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

4.501 - 5.000.............         1     $      350,000        0.03%     $ 350,000      5.000%      360.00         591       70.3%
5.001 - 5.500.............         6          1,345,130        0.11        224,188      5.307       360.00         613       70.5
5.501 - 6.000.............        34          9,245,638        0.79        271,931      5.903       359.82         621       70.9
6.001 - 6.500.............       132         34,491,149        2.94        261,297      6.372       358.77         617       70.8
6.501 - 7.000.............       419        104,499,180        8.91        249,401      6.850       358.25         614       71.5
7.001 - 7.500.............       655        142,276,969       12.13        217,217      7.336       358.58         617       75.1
7.501 - 8.000.............     1,178        229,069,264       19.52        194,456      7.811       358.10         616       77.3
8.001 - 8.500.............       994        179,096,949       15.26        180,178      8.304       358.53         613       78.8
8.501 - 9.000.............     1,090        172,474,237       14.70        158,233      8.786       357.39         598       79.3
9.001 - 9.500.............       664        107,213,845        9.14        161,467      9.299       357.86         592       80.6
9.501 - 10.000............       641         99,638,505        8.49        155,442      9.788       357.44         586       81.2
10.001 - 10.500...........       293         40,422,603        3.45        137,961     10.287       359.67         568       82.8
10.501 - 11.000...........       218         30,199,074        2.57        138,528     10.771       357.97         567       82.7
11.001 - 11.500...........       106         12,216,397        1.04        115,249     11.311       356.91         565       85.2
11.501 - 12.000...........        55          6,368,746        0.54        115,795     11.757       353.46         564       81.1
12.001 - 12.500...........        21          2,593,027        0.22        123,477     12.235       359.52         577       86.2
12.501 - 13.000...........        11          1,252,922        0.11        113,902     12.875       359.68         619       91.4
13.001 - 13.500...........         4            415,599        0.04        103,900     13.425       358.56         576       91.6
13.501 - 14.000...........         2            114,700        0.01         57,350     13.694       359.55         613       69.7
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                      A-26

                               TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                        IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
MORTGAGED PROPERTY TYPE        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Single Family Residence...     5,113     $  896,399,668       76.40%     $ 175,318      8.342%      357.93         602       77.5%
Planned Unit Development..       888        172,953,398       14.74        194,767      8.367       358.31         606       79.6
Low-Rise Condominium......       357         66,987,143        5.71        187,639      8.552       359.20         624       81.0
Two Family Home...........        98         21,563,951        1.84        220,040      8.501       359.78         614       71.8
High-Rise Condominium.....        23          5,611,184        0.48        243,965      8.928       359.85         622       78.8
Three Family Home.........        17          5,529,052        0.47        325,238      8.642       358.13         660       80.0
Manufactured Housing(1)...        19          2,161,197        0.18        113,747      9.564       359.85         626       70.5
Four Family Home..........         9          2,078,341        0.18        230,927      8.052       359.45         627       73.2
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

____________
(1)   Treated as real property.

                                                LOAN PURPOSES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
LOAN PURPOSE                   LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Refinance - Cash Out......     3,721     $  707,203,356       60.28%     $ 190,057      8.225%      357.48         589       74.9%
Purchase..................     2,485        416,561,727       35.50        167,630      8.616       359.31         630       82.7
Refinance - Rate/Term.....       318         49,518,852        4.22        155,720      8.283       356.99         602       79.3
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                               OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
OCCUPANCY TYPE                 LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Owner Occupied............     6,223     $1,127,183,014        96.07%   $  181,132      8.332%      358.17         603       77.7%
Investment Property.......       254         37,834,476        3.22        148,955      9.186       358.22         648       82.1
Second Home...............        47          8,266,445        0.70        175,882      9.301       349.69         614       79.8
                             ----------  ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

_____________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-27

                                      REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF REMAINING TERMS      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(MONTHS)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

121 - 180.................        96     $    9,708,915        0.83%     $ 101,135      8.528%      179.53         581       69.3%
181 - 300.................         3            167,540        0.01         55,847      8.735       239.00         599       76.7
301 - 360.................     6,425      1,163,407,480       99.16        181,075      8.365       359.62         604       78.0
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                           LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
LOAN DOCUMENTATION TYPE        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

Full Documentation........     4,565     $  772,877,468       65.87%     $ 169,305      8.221%      357.92         595       78.7%
Stated Income.............     1,957        400,223,467       34.11        204,509      8.646       358.51         621       76.3
No Income/No Assets.......         2            183,000        0.02         91,500      8.109       287.21         569       76.2
                             ----------  ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                         CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF CREDIT BUREAU RISK   MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
SCORES                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

801 - 820.................         3     $      331,816        0.03%     $ 110,605      8.486%      359.22         805       87.4%
781 - 800.................         7          1,014,784        0.09        144,969      8.758       348.71         788       83.3
761 - 780.................        24          5,330,628        0.45        222,109      8.302       359.74         770       79.3
741 - 760.................        52         10,867,410        0.93        208,989      8.350       359.51         750       81.1
721 - 740.................        60         12,665,764        1.08        211,096      7.908       359.59         730       81.6
701 - 720.................        98         18,776,526        1.60        191,597      8.241       359.44         709       82.1
681 - 700.................       190         41,821,694        3.56        220,114      7.948       359.16         689       82.0
661 - 680.................       395         82,102,178        7.00        207,854      8.180       358.26         670       81.3
641 - 660.................       635        123,010,823       10.48        193,718      8.047       358.94         650       81.1
621 - 640.................       751        138,385,223       11.79        184,268      8.112       358.31         630       78.2
601 - 620.................       920        167,241,539       14.25        181,784      8.071       358.09         610       78.7
581 - 600.................     1,038        171,319,137       14.60        165,047      8.272       358.48         590       78.9
561 - 580.................       814        145,167,714       12.37        178,339      8.555       358.29         571       77.9
541 - 560.................       601         99,383,467        8.47        165,364      8.741       356.60         551       74.8
521 - 540.................       539         90,613,040        7.72        168,113      9.004       357.51         531       72.5
501 - 520.................       380         62,625,545        5.34        164,804      9.247       356.00         510       68.8
500 or Less...............        17          2,626,649        0.22        154,509      9.619       359.86         498       71.0
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

____________________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-28

                                           CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
CREDIT GRADE CATEGORY          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

A.........................     5,036     $  912,070,755       77.74%    $  181,110      8.329%      358.20         614       79.4%
A-........................       340         67,508,008        5.75        198,553      8.415       357.55         569       75.6
B.........................       543         93,784,578        7.99        172,716      8.498       358.03         566       72.8
C.........................       361         61,268,444        5.22        169,719      8.567       357.80         568       68.1
C-........................       191         30,886,094        2.63        161,707      8.408       356.97         591       75.7
D.........................        53          7,766,056        0.66        146,529      8.914       359.83         553       63.5
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                          PREPAYMENT PENALTY PERIOD FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
PREPAYMENT PENALTY PERIOD     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(MONTHS)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

0.........................     1,733     $  298,371,123       25.43%    $  172,170      8.876%      357.16         606       78.0%
6.........................         1             73,559        0.01         73,559      8.950       359.00         561       80.0
12........................       266         62,946,235        5.36        236,640      8.298       359.64         611       75.9
24........................     3,023        546,501,887       46.58        180,781      8.329       359.42         606       79.0
30........................         3            528,074        0.05        176,025      8.368       358.70         640       88.4
36........................       576        104,978,100        8.95        182,254      7.963       356.68         603       75.9
42........................         2            298,343        0.03        149,171      9.814       350.41         587       89.9
60........................       920        159,586,616       13.60        173,464      7.828       355.74         596       75.8
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                           RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                   WEIGHTED                                                                                     WEIGHTED
                    AVERAGE                                PERCENT OF                 WEIGHTED    WEIGHTED      AVERAGE    WEIGHTED
                   MONTHS TO   NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
RANGE OF MONTHS      NEXT        OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
TO NEXT           ADJUSTMENT  MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE      TERM          RISK      -VALUE
ADJUSTMENT DATE      DATE       LOANS      OUTSTANDING    OUTSTANDING     BALANCE       RATE      (MONTHS)       SCORE      RATIO
----------------- ---------- ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

0 - 6............       6         41     $     9,431,772       1.15%     $ 230,043      8.436%      359.86        587        82.1%
19 - 24..........      24      4,235         775,619,476      94.41        183,145      8.514       359.58        607        79.0
32 - 37..........      35        208          36,523,243       4.45        175,593      8.256       359.26        617        77.0
                             ---------   ---------------  ------------
 Total/Avg./Wtd. Avg...        4,484     $   821,574,491     100.00%
                             =========   ===============  ============

                                      A-29

                                        GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RANGE OF GROSS MARGINS (%)     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

3.001 - 4.000.............        13     $    2,157,850        0.26%     $ 165,988      8.460%      359.79         591       74.0%
4.001 - 5.000.............        80         15,658,975        1.91        195,737      7.644       359.84         594       68.6
5.001 - 6.000.............       917        175,546,158       21.37        191,435      7.875       359.68         600       75.2
6.001 - 7.000.............     1,240        246,093,955       29.95        198,463      8.148       359.67         612       78.9
7.001 - 8.000.............     1,463        250,023,494       30.43        170,898      8.772       359.47         611       80.0
8.001 - 9.000.............       617        110,892,811       13.50        179,729      9.422       359.34         603       82.7
9.001 - 10.000............       115         17,311,622        2.11        150,536     10.203       359.32         618       86.4
10.001 - 11.000...........        34          3,413,177        0.42        100,388     11.363       359.70         590       90.1
11.001 - 12.000...........         4            425,650        0.05        106,413     12.747       360.00         578       92.4
12.001 - 13.000...........         1             50,800        0.01         50,800     13.500       360.00         516       80.0
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,484     $  821,574,491      100.00%
                             =========   ===============  ============

___________________
(1)   The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.976%.

                                    MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF MAXIMUM MORTGAGE     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATES (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

11.501 - 12.000...........         5     $    1,222,560        0.15%     $ 244,512      5.586%      358.65         667       76.5%
12.001 - 12.500...........        11          2,763,535        0.34        251,230      5.894       359.42         631       70.9
12.501 - 13.000...........        56         15,145,718        1.84        270,459      6.421       359.24         636       75.4
13.001 - 13.500...........       130         31,953,302        3.89        245,795      6.767       359.46         628       72.7
13.501 - 14.000...........       245         56,568,686        6.89        230,893      7.148       359.52         622       74.3
14.001 - 14.500...........       408         91,063,356       11.08        223,194      7.535       359.58         621       77.0
14.501 - 15.000...........       782        153,708,333       18.71        196,558      7.952       359.62         619       78.3
15.001 - 15.500...........       708        129,274,166       15.73        182,591      8.422       359.54         611       79.1
15.501 - 16.000...........       757        125,732,563       15.30        166,093      8.877       359.55         598       79.5
16.001 - 16.500...........       459         76,343,870        9.29        166,327      9.337       359.57         598       80.8
16.501 - 17.000...........       439         70,525,424        8.58        160,650      9.810       359.58         592       82.5
17.001 - 17.500...........       203         29,048,133        3.54        143,094     10.295       359.66         573       84.0
17.501 - 18.000...........       149         22,237,409        2.71        149,244     10.769       359.64         569       83.7
18.001 - 18.500...........        67          8,313,008        1.01        124,075     11.306       359.82         575       85.8
18.501 - 19.000...........        32          4,191,266        0.51        130,977     11.752       359.75         576       81.4
19.001 - 19.500...........        16          1,699,940        0.21        106,246     12.233       359.61         584       88.3
Greater than 19.500.......        17          1,783,221        0.22        104,895     13.056       359.41         609       90.1
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,484     $  821,574,491      100.00%
                             =========   ===============  ============

___________________
(1)   The weighted average Maximum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 15.361%.

                                      A-30

                                  INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
INITIAL PERIODIC RATE         MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
CAP (%)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

1.000.....................        53     $   11,169,561        1.36%     $ 210,746      8.518%      359.82         589       81.5%
1.500.....................     3,691        673,176,761       81.94        182,383      8.511       359.70         607       79.0
2.000.....................        29          5,512,322        0.67        190,080      8.335       358.84         619       77.0
3.000.....................       704        130,232,279       15.85        184,989      8.471       358.88         612       78.3
6.000.....................         4            953,512        0.12        238,378      7.804       358.22         642       84.2
7.000.....................         3            530,056        0.06        176,685      7.930       358.42         678       81.5
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,484     $  821,574,491      100.00%
                             =========   ===============  ============

_________________
(1)   The weighted average Initial Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.743%.

                                 SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
SUBSEQUENT PERIODIC RATE      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
CAP (%)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

1.000.....................       680     $  130,030,098       15.83%     $ 191,221      8.467%      358.99         612       78.7%
1.500.....................     3,802        691,021,631       84.11        181,752      8.509       359.67         607       79.0
2.000.....................         2            522,762        0.06        261,381      7.953       357.58         662       80.0
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,484     $  821,574,491      100.00%
                             =========   ===============  ============

___________________
(1)   The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.421%.

                                    MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
RANGE OF MINIMUM MORTGAGE     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
RATES (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

1.001 - 2.000.............         1     $      172,500        0.02%     $ 172,500      8.850%      359.00         562       75.0%
2.001 - 3.000.............         1            144,000        0.02        144,000      7.600       358.00         650       90.0
4.001 - 5.000.............         1            350,000        0.04        350,000      5.000       360.00         591       70.3
5.001 - 6.000.............        42         10,420,515        1.27        248,107      5.966       359.54         621       71.0
6.001 - 7.000.............       305         73,769,672        8.98        241,868      6.849       359.60         620       73.3
7.001 - 8.000.............     1,122        236,992,260       28.85        211,223      7.679       359.63         622       77.6
8.001 - 9.000.............     1,515        266,215,692       32.40        175,720      8.563       359.51         609       79.2
9.001 - 10.000............       986        162,531,399       19.78        164,839      9.531       359.52         593       81.3
Greater than 10.000.......       511         70,978,454        8.64        138,901     10.770       359.65         574       84.2
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,484     $  821,574,491      100.00%
                             =========   ===============  ============

_________________
(1)   The weighted average Minimum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 8.464%.

                                      A-31

                                     NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING      BUREAU    LOAN-TO
                              MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
NEXT ADJUSTMENT DATE           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

July 2006.................         1     $       97,293        0.01%    $   97,293     11.050%      358.00         552       95.0%
August 2006...............         7          1,103,104        0.13        157,586      9.065       359.00         587       72.3
September 2006............        33          8,231,375        1.00        249,436      8.321       360.00         587       83.3
November 2007.............        12          2,578,290        0.31        214,858      7.937       356.21         619       84.1
December 2007.............        53          9,294,641        1.13        175,371      8.279       357.12         618       79.5
January 2008..............       271         49,212,085        5.99        181,594      8.606       358.05         608       79.6
February 2008.............     1,167        196,977,835       23.98        168,790      8.712       359.00         604       78.7
March 2008................     2,720        515,865,654       62.79        189,656      8.438       360.00         609       79.0
April 2008................        12          1,690,971        0.21        140,914      8.168       360.00         634       78.9
November 2008.............         5            539,766        0.07        107,953      8.602       356.00         580       82.9
December 2008.............        10          1,482,121        0.18        148,212      8.476       357.10         614       80.4
January 2009..............        36          6,573,675        0.80        182,602      7.985       358.06         613       80.5
February 2009.............        44          7,835,017        0.95        178,069      8.520       359.00         644       79.9
March 2009................       113         20,092,664        2.45        177,811      8.216       360.00         609       74.3
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     4,484     $  821,574,491      100.00%
                             =========   ===============  ============

_________________
(1)   The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date is
      February 2008.

                                             INTEREST ONLY PERIOD FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                                WEIGHTED
                                                           PERCENT OF                 WEIGHTED     WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE       CREDIT    AVERAGE
                                 OF         PRINCIPAL      PRINCIPAL      CURRENT     CURRENT     REMAINING      BUREAU    LOAN-TO
INTEREST ONLY PERIOD          MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM         RISK      -VALUE
(MONTHS)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)      SCORE      RATIO
--------------------------   ---------   ---------------  ------------   ---------    --------    ---------     --------   --------

0.........................     5,077     $  831,419,014       70.86%    $  163,762      8.532%      357.51         590       77.1%
24........................       816        197,684,981       16.85        242,261      8.061       359.65         638       79.6
36........................        46         10,935,085        0.93        237,719      7.824       359.31         665       79.1
60........................       585        133,244,855       11.36        227,769      7.828       359.43         636       79.9
                             ---------   ---------------  ------------
    Total/Avg./Wtd. Avg...     6,524     $1,173,283,935      100.00%
                             =========   ===============  ============

                                      A-32